Exhibit 99.4

ASSET ACQUISITION AGREEMENT

BY AND AMONG

MESA LABORATORIES, INC.,

AND

BIOS INTERNATIONAL CORPORATION

AND

THE BIOS SHAREHOLDERS

May 15, 2012

TABLE OF CONTENTS

ASSET ACQUISITION AGREEMENT		1

WITNESSETH		1

ARTICLE I		1

Definitions		1

ARTICLE II		5

Transactions; Terms of Purchase; Manner of Purchase		5

2.1	Purchase and Sale of Purchased Assets	5

2.2	Excluded Assets	7

2.3	Assumed Liabilities	7

2.4	Excluded Liabilities	8

2.5	Consideration	9

2.6	Time and Place of Closing	9

2.7	Prorations of Expenses	9

2.8	Allocation of Purchase Price	10

ARTICLE III		10

Representations and Warranties of Mesa		10

3.1	Organization	10

3.2	Authorization; Enforceability	10

3.3	No Violation or Conflict	10

3.4	Consents of Governmental Authorities and Others	10

3.5	No Broker	11

3.6	Financing	11

3.7	Disclosure	11

ARTICLE IV		11

Representations and Warranties of Bios and the Bios Shareholders		11

4.1	Organization	11

4.2	Authorization; Enforceability	11

4.3	No Violation or Conflict	11

4.4	Permits	12

4.5	Real Property	12

4.6	Title to Purchased Assets	12

4.7	Inventory	12

i

4.8	Contracts	12

4.9	Accounts Receivable	13

4.10	Intentionally Omitted	13

4.11	Litigation	13

4.12	Product Warranty	13

4.13	Employees	14

4.14	Employee Benefits	14

4.15	Consents of Governmental Authorities and Others	15

4.16	Intentionally Omitted	15

4.17	No Brokers	15

4.18	Compliance	15

4.19	Conduct of Business	15

4.20	Taxes	15

4.21	Environmental Matters	16

4.22	Financial Statements	16

4.23	Absence of Undisclosed Liabilities	16

4.24	Intellectual Property	17

4.25	Properties	17

4.26	Disclosure	17

4.27	No Additional Representations	17

ARTICLE V		18

Additional Agreements		18

5.1	Survival of the Representations and Warranties	18

5.2	Investigation	18

5.3	Bios’s Indemnification	18

5.4	Mesa’s Indemnification	18

5.5	Indemnity Procedure	18

5.6	Limitations on Indemnification Obligations	19

5.7	Employees and Employee Benefits	20

ARTICLE VI		21

Closing; Deliveries; Conditions Precedent		21

6.1	Closing	21

6.2	Deliveries	22

6.3	Best Efforts	23

6.4	Conditions to Closing	23

ARTICLE VII		24

Covenants		24

7.1	General Confidentiality	24

7.2	General	24

7.3	Bulk Sales Law	24

7.4	Access to the Leased Real Property; Assistance	25

ARTICLE VIII		25

8.1	Termination	25

ARTICLE IX		25

Miscellaneous		25

9.1	Notices	25

9.2	Entire Agreement; Incorporation	26

9.3	Binding Effect	26

9.4	Assignment	26

9.5	Waiver and Amendment	26

9.6	No Third Party Beneficiary	27

9.7	Severability	27

9.8	Expenses	27

9.9	Headings	27

9.10	Other Remedies; Injunctive Relief	27

9.11	Counterparts	27

9.12	Remedies Exclusive	28

9.13	Governing Law	28

9.14	Jurisdiction and Venue	28

9.15	Participation of Parties	28

9.16	Further Assurances	28

9.17	Publicity	28

Exhibits

Disclosure Schedule

Exhibit A - Escrow Agreement

Exhibit B - Earn-Out Agreement

Exhibit C — Allocation of Consideration

Exhibit D - Financial Statements

Exhibit E - Opinion of Counsel to Mesa

Exhibit F - Bill of Sale

Exhibit G - Assignment and Assumption Agreement

Exhibit H - Opinion of Counsel to Bios and the Majority Shareholder

Exhibit I - Assignment of Intellectual Property Assets

Exhibit J — Noncompetition, Nondisclosure and Nonsolicitation Agreement of Harvey Padden

Exhibit K — Noncompetition, Nondisclosure and Nonsolicitation Agreement of Bradley Padden

Exhibit L — Noncompetition, Nondisclosure and Nonsolicitation Agreement of Adina Padden

Exhibit M — Tax Escrow Agreement by and among Mesa, Bios and Andrew N. Bernstein, P.C., as escrow agent

Exhibit N — Assignment and Assumption of Lease

Exhibit O — Transition Services Agreement

ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT (the “Agreement”) is dated as of May 15, 2012, by and among Mesa Laboratories, Inc., a Colorado corporation (“Mesa”) and Bios International Corporation, a New Jersey corporation (“Bios”).  Harvey F. Padden (the “Majority Shareholder”), who holds the majority of the common stock of Bios, who shall be a party to this Agreement only with respect to the sale of the Majority Shareholder Patent (as hereinafter defined) and with respect to the indemnification obligations in Sections 5.4, 5.5 and 5.6, and the Bradley Padden 2006 Irrevocable Trust and the Adina Padden 2006 Irrevocable Trust, which each own a minority of the common stock of Bios, shall be a party to this Agreement only with respect to the indemnification obligations in Sections 5.4, 5.5, and 5.6.  Mesa and Bios are referred to herein collectively as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, Bios is engaged in the business of (i) conducting research and development relating to flow calibration processes and equipment and (ii) developing, manufacturing, selling, and servicing flow calibrators (collectively, the “Business”); and

WHEREAS, Bios desires to sell, assign, transfer, convey and deliver to Mesa, and Mesa desires to purchase and acquire from Bios all of the assets used or held for use in connection with, necessary for or relating to the Business, and Mesa has agreed to assume the Assumed Liabilities in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
-

Definitions

1.1  Definitions.  In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly,  through one or more intermediaries, controls or is controlled by or is under common control with such Person, and, without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Asset Acquisition Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 6.2(b)(ii).

“Assignment of Lease” shall have the meaning set forth in Section 6.2(a)(x).

“Assumed Liabilities” shall have the meaning set forth in Section 2.3.

“Bill of Sale” shall have the meaning set forth in Section 6.2(b)(i).

“Bios Loss” shall have the meaning set forth in Section 5.3.

“Bios Shareholders” shall mean the Majority Shareholder, The Bradley Padden 2006 Irrevocable Trust and the Adina Padden 2006 Irrevocable Trust.

“Business” has the meaning set forth in the recitals.

“Business Contract” shall have the meaning set forth in Section 4.8(a).

“Closing” and “Closing Date” shall have the meaning set forth in Section 2.6.

“Closing Payment” shall have the meaning set forth in Section 2.5(a)(i).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Benefits Plan” shall mean any plan or arrangement for employee benefits, including any bonus, deferred compensation, severance, disability, salary continuation, fringe benefit, dependent care benefit, health benefit, death benefit, vacation, stock purchase or stock option, or supplemental unemployment benefit.

“Confidential Information” means any information concerning the businesses and affairs of Mesa or Bios that is not already generally available to the public.

“Disclosure Schedule” means the Disclosure Schedule attached to this Agreement and incorporated by reference herein and made a part hereof.

“Earn-Out Agreement” shall have the meaning set forth in Section 2.5(a)(iv).

“Earn-Out Payment” shall have the meaning set forth in Section 2.5(a)(iv).

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

“Encumbrance” means a lien or claim on an asset or property that is binding on the property and that can affect the clarity of a good title, or diminish the value of the asset or property.

“Environmental Laws” shall have the meaning set forth in Section 4.22.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” shall have the meaning set forth in Section 2.5(a)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Liabilities” shall have the meaning set forth in Section 2.4.

“Financial Statements” shall mean Bios’s unaudited consolidated balance sheets, statements of operations, changes in stockholders equity and cash flows as of and for the fiscal years ended December 31, 2010 and 2011, for the three (3) month period ended March 31, 2012, and for the one (1) month period ended April 30, 2012.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” means any government or political subdivision, whether federal, foreign, state or local, or any agency or authority of any such government or political subdivision, or any federal, state, local or foreign court.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Hired Employees” shall have the meaning set forth in Section 5.7(a).

“Holdback Amount” shall have the meaning set forth in Section 2.5(a)(iii).

“Included Contracts” shall have the meaning set forth in Section 2.1(e).

“Improvements” shall have the meaning set forth in Section 4.5(a).

“Indemnification Threshold” shall have the meaning set forth in Section 5.6(b).

“Indemnified Party” or “Indemnifying Party” shall have the meaning set forth in Section 5.5.

“Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

“Inventory” shall have the meaning set forth in Section 2.1(b).

“Knowledge” shall mean, in the case of an individual, the actual knowledge that such individual would have after a reasonable investigation.  In the case of Bios, the actual knowledge of Harvey Padden after reasonable investigation and inquiry of the officers, key employees, Affiliates and advisors of Bios.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Leased Real Property” shall have the meaning set forth in Section 4.5.

“Liability” or “Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss,

damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, of which Bios or the Majority Shareholder had Knowledge on the Closing Date, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Losses” shall have the meaning set forth in Section 5.5.

“Majority Shareholder” shall have the meaning set forth in the recitals.

“Majority Shareholder Patent” shall mean Patent No. 6,763,731 B1 issued on July 20, 2004 to the Majority Shareholder for a Dynamic Error Correcting Positive Displacement Piston Flowmeter and Method of Measuring Gas Flow in a Piston Flowmeter.

“Material Adverse Effect” shall mean any event or condition of any character which has had or that will have an adverse effect of $5,000 or more on the condition (financial or otherwise), results of operations, assets, Liabilities, properties, or business of Mesa or Bios, as applicable, other than any event or condition to the extent arising from or relating primarily to (i) actions taken pursuant to the obligations of the parties expressly set forth in this Agreement, (ii) the industry in which the Business operates generally (and which is not specific to the Business and which does not affect the Business disproportionately as compared to other companies that compete with the Business), or (iii) any change in Law, rule or regulation applicable to either Mesa or Bios.

“Mesa Loss” shall have the meaning set forth in Section 5.4.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of Bios.

“Party” or “Parties” shall have the meaning set forth in the recitals.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Prohibited Transaction” has the meaning set forth in ERISA §406 and Code §4975.

“Purchased Assets” shall have the meaning set forth in Section 2.1.

“Purchased Intellectual Property” shall have the meaning set forth in Section 2.1(c).

“Real Property” shall have the meaning set forth in Section 4.5(a).

“Real Property Laws” shall have the meaning set forth in Section 4.5(c).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Escrow Agreement” shall have the meaning set forth in Section 6.2(a)(ix).

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

“Trade Secrets” means technology, trade secrets and other Confidential Information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms, Manner and Timing of Purchase

2.1 Purchase and Sale of Purchased Assets. In accordance with the provisions of this Agreement and except for the Excluded Assets as set forth in Section 2.2, at the Closing, Bios and, solely as to the Majority Shareholder Patent, the Majority Shareholder, will sell, convey, assign, transfer and deliver to Mesa, and Mesa will purchase and acquire from Bios and, solely as to the Majority Shareholder Patent, the Majority Shareholder, free and clear of all Encumbrances, all right, title and interest of Bios and the Majority Shareholder in and to all of the properties and assets of every kind and description, whether real, personal or mixed, tangible or intangible, and wherever located, used or held for use in connection with, necessary for or relating to the Business (collectively, the “Purchased Assets”), including the following:

(a) all notes and accounts receivable of the Business, including all trade accounts receivable and other rights to payment from customers, and the full benefit of all security for such accounts or rights to payment, including such receivables as set forth on Schedule 2.1(a) of the Disclosure Schedule;

(b) all inventories used or held for use in connection with, or relating to, the Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used in the production of finished goods, including such inventory as set forth on Schedule 2.1(b) of the Disclosure Schedule (“Inventory”);

(c) all rights, including Intellectual Property rights, in and to products sold or leased in connection with, or related to, the Business and all Intellectual Property owned, created, acquired, licensed or used by Bios that is used in connection with or related to the Business at any time prior to and through the Closing Date (collectively, the “Purchased Intellectual Property”), and all other intangible rights, including all goodwill associated with the Business or the Purchased Assets, including the Intellectual Property set forth in Schedule 2.1(c) of the Disclosure Schedule;

(d) all rights, including Intellectual Property rights, in and to products under research and development in connection with the Business prior to the Closing;

(e) all contracts and all rights thereto (including all outstanding offers or solicitations made by or to Bios to enter into any such contract), to the extent used in the Business, including the contracts set forth on Schedule 4.8(a) of the Disclosure Schedule (collectively, the “Included Contracts”);

(f) all machinery, equipment, furniture, furnishings, computer hardware and software, materials, vehicles, tools, dies, molds and other items of tangible personal property of every kind and wherever located, used or held for use in connection with or related to the Business, including, without limitation, all of the assets set forth on Schedule 2.1(f) of the Disclosure Schedule, and the full benefit of all express or implied warranties by the manufacturers or sellers or lessors of any item or component part thereof to the extent such warranties (i) are not required by Bios to fulfill its obligations under this Agreement, (ii) are not related to the Excluded Assets or Excluded Liabilities, and (iii) are assignable;

(g) all Governmental Authorizations and all pending applications therefore or renewals thereof, in each case relating to the Business and to the extent transferable to Mesa;

(h) all books, records, files, studies, manuals, reports and other materials (in any form or medium) related to the Business, including all advertising materials, catalogues, price lists, mailing lists, distribution lists, client and customer lists, referral sources, supplier and vendor lists, purchase orders, sales and purchase invoices, correspondence, production data, sales and promotional materials and records, purchasing materials and records, research and development files, records, data and laboratory books, Intellectual Property disclosures, manufacturing and quality control records and procedures, service and warranty records, equipment logs, operating guides and manuals, drawings, product specifications, engineering specifications, blueprints, copies of all financial and accounting records, copies of Litigation files, personnel and employee benefits records related to employees of Bios engaged in the Business to the extent transferable under applicable Law, and copies of all other personnel records to the extent Bios is legally permitted to provide copies of such records to Mesa; in each case, to the extent relating to the Business;

(i) all claims, rights, credits, causes of actions, defenses and rights of set-off against third parties relating to or arising from the Business or any of the other Purchased Assets or Assumed Liabilities, in each case, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which Bios may be entitled in connection with or relating to the Business or any of the other Purchased Assets or Assumed Liabilities, except as may be retained by Bios pursuant to the terms hereof and except for any claims Bios may have against its shareholders, officers or directors; and

(j) all rights relating to deposits and prepaid expenses received by Bios, advance billings received by Bios with respect to Included Contracts that are not yet completed, claims by Bios for refunds and rights of offset, in each case in connection with or relating to the Business including those set forth on Schedule 2.1(j) of the Disclosure Schedule.

Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement does not include the assumption of any Liability related to the Purchased Assets unless Mesa expressly assumes that Liability pursuant to Section 2.3.

2.2 Excluded Assets. Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, the following assets of Bios (collectively, the “Excluded Assets”) are excluded from the Purchased Assets, and are to be retained by Bios as of the Closing:

(a) all cash or cash equivalents of the Business;

(b) any bank or brokerage accounts of Bios and its subsidiaries;

(c) original copies of all financial and accounting records, minute books, non-classified records, stock ledgers and Tax records of Bios and its subsidiaries, and any other materials that Bios or its subsidiaries are required by Law to retain;

(d) the shares of the capital stock of Bios and its subsidiaries;

(e) all certificates for insurance, binders for insurance policies and insurance, and claims and rights thereunder and proceeds thereof, to the extent not transferable or assignable ;

(f) all claims for refund of Taxes and other governmental charges of whatever nature arising out of Bios’ operation of the Business or ownership of the Purchased Assets prior to the Closing;

(g) all Governmental Authorizations and all pending applications therefore or renewals thereof, to the extent not transferable or assignable;

(h) all claims, rights, credits, causes of actions, defenses and rights of set-off against third parties relating to or arising from the Excluded Liabilities, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which Bios may be entitled in connection with or relating to the Excluded Assets or the Excluded Liabilities;

(i) personal effects and the personal automobile of the Majority Shareholder;

(j) security deposits for all Leased Real Property; and

(k)  all rights of Bios under this Agreement and any other documents, instruments or certificates executed in connection with the transactions contemplated by this Agreement.

2.3 Assumed Liabilities. In accordance with the provisions of this Agreement, at the Closing, Mesa will assume and pay, perform and discharge when due only the following Liabilities of Bios (collectively, the “Assumed Liabilities”):

(a) all Liabilities related to the Hired Employees arising after the Closing;

(b) all accrued vacation benefits for the Hired Employees as of the Closing;

(c) all Liabilities of Bios arising after the Closing under the Included Contracts; and

(d) all Liabilities arising out of or relating to product warranty of any tangible or intangible products or services sold by Bios prior to the Closing.

2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement or any other writing to the contrary, and regardless of any information disclosed to Mesa or any of its Affiliates or representatives, Mesa does not assume and has no responsibility for any Liabilities of Bios other than the Assumed Liabilities specifically listed in Section 2.3 (the “Excluded Liabilities”). Without limiting the preceding sentence, the following is a non-exhaustive list of Excluded Liabilities that Mesa does not assume and that Bios will remain bound by and liable for, and will pay, perform and discharge when due:

(a) all Liabilities arising out of or relating to any Excluded Asset;

(b) all Liabilities under any contract that is not an Included Contract, including any Liability arising out of or relating to any Bios credit facilities or any security interest related thereto;

(c) all Liabilities under any Included Contract that arise after the Closing but that arise out of or relate to any breach of, or failure to comply with, prior to the Closing, any covenant or obligation in any such contract;

(d) all Liabilities arising out of or relating to infringement, misappropriation or similar claims by any Person in connection with any tangible or intangible products or services used, sold or licensed by the Business prior to the Closing;

(e) all Liabilities arising out of or relating to indebtedness incurred by Bios;

(f) all Liabilities for Taxes arising as a result of the operation of the Business or ownership of the Purchased Assets prior to the Closing, including any Taxes that arise as a result of the sale of the Purchased Assets pursuant to this Agreement and any deferred Taxes of any nature; provided, however, that Mesa shall be responsible for paying all sales and use taxes incurred in connection with this Agreement and the transactions contemplated hereby;

(g) all Liabilities arising from or under any Environmental Law or occupational safety and health Law arising out of or relating to the operation of the Business prior to the Closing or the leasing, ownership or operation of real property by Bios prior to the Closing;

(h) all Liabilities arising under claims by (1) Hired Employees relating to time periods prior to the Closing, other than accrued vacation benefits or (2) employees or former employees, consultants, independent contractors, directors, or other service providers of Bios (other than Hired Employees) relating to time periods prior to or after the Closing, including without limitation for compensation and hours of work (including overtime wages), benefits (including workers’ compensation and unemployment benefits), worker classification, fair employment practices (including discrimination, equal employment, and record-keeping requirements), meals and rest periods, employee safety and health, immigration, termination or continuation of their employment, or lack or delay of any notice relating to their employment;

(i) all Liabilities to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Bios for actions taken (or failure to act) prior to the Closing;

(j) all Liabilities arising from a failure to comply on the part of Bios with any applicable bulk sales Law or fraudulent transfer Law in connection with this Agreement;

(k) all Liabilities arising under the WARN Act in connection with this Agreement or the transactions contemplated by this Agreement;

(l) all Liabilities arising out of or resulting from Bios’ compliance or non-compliance with any Law;

(m) all Liabilities relating to any negotiations, agreements or other transactions, if any, by Bios with any third party that relate to the acquisition of Bios or any of its assets or Business or any termination of related negotiations or arrangements;

(n) all professional, financial advisory, broker, finder or other fees of any kind incurred by Bios;

(o) all Liabilities of Bios arising out of or incurred in connection with this Agreement, the transactions contemplated by this Agreement, or any other certificate, document or instrument executed in connection with the transactions contemplated by this Agreement, including Bios’ disclosures to or negotiations with creditors or stockholders, solicitations of proxies or written consents from any Persons, or other legal obligations of Bios; and

(p) all other Liabilities (other than Assumed Liabilities) arising out of the operations of the business of Bios (including the Business) or otherwise prior to the Closing, or based upon the acts or omissions of Bios occurring after the Closing.

2.5 Consideration;

(a) The consideration for the Purchased Assets consists of:

(i) fifteen million six hundred sixty thousand dollars $15,660,000 (the “Closing Payment”);

(ii) the assumption of the Assumed Liabilities;

(iii) a future payment of one million dollars ($1,000,000) (the “Holdback Amount”) which shall be deposited by Mesa into a joint escrow account pursuant to the terms of an escrow agreement, attached hereto as Exhibit A, (the “Escrow Agreement”) and shall be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement.  The Holdback Amount plus accrued interest thereon shall be payable to Bios at the one (1) year anniversary date of the Closing Date, provided, however, that the Holdback Amount shall be reduced on a dollar for dollar basis to the extent necessary to satisfy in full each and every Mesa Loss subject to the limitations contained in Section 5.6 hereof; and

(iv) all future payments, up to a maximum of six million seven hundred ten thousand dollars ($6,710,000) (the “Earn-Out Payment”), as are set forth in a separate agreement (the “Earn-Out Agreement”), attached hereto as Exhibit B.

(b) all payments of cash pursuant to this Section 2.5 shall be made in immediately available funds by wire transfer to an account or accounts specified by Bios at least two (2) business days prior to the date such payments are to be made.

2.6 Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on May 15, 2012, or at such other date and time as may be mutually agreed upon by the parties (the “Closing Date”).  The Closing shall be held at a location as may be mutually agreed upon by the Parties.

2.7 Prorations of Expenses.  On the Closing Date, or as promptly as practicable following the Closing Date, the personal property taxes, real estate taxes, lease and rental payments including but not limited to facility rental payments, water, gas, electricity, telephone, cellular phones and other utilities, local business or other license fees or taxes, insurance premiums (to the extent such insurance policies are assigned) and other similar periodic charges payable with respect to the Purchased Assets or the Business shall be prorated between Mesa and Bios effective as of the Closing Date.

2.8 Allocation of Purchase Price.  Exhibit C attached hereto sets forth an allocation of the total consideration for the Purchased Assets.  The parties shall each report the federal, state, local and other tax consequences of the purchase and sale hereunder in a manner consistent with such allocation.

ARTICLE III

Representations and Warranties of Mesa

In order to induce Bios to enter into this Agreement and to consummate the transactions contemplated hereby, Mesa makes the representations and warranties set forth below to Bios:

3.1 Organization.  Mesa is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  Mesa is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Mesa.

3.2 Authorization; Enforceability.  The execution, delivery and performance of this Agreement by Mesa and all other agreements to be executed, delivered and performed by Mesa pursuant to this Agreement and the consummation by Mesa of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Mesa.  This Agreement has been duly authorized, executed and delivered by Mesa, and constitutes the legal, valid and binding obligation of Mesa, assuming the due authorization, execution and delivery of this Agreement by Bios and the Majority Shareholder, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict.  The execution, delivery and performance of this Agreement by Mesa, and the consummation by Mesa of the transactions contemplated hereby and thereby: (a) to the Knowledge of Mesa, do not violate or conflict with any provision of Law or regulation; (b) do not violate or conflict with any writ, order or decree of any court or governmental or regulatory authority, or any provision of Mesa’s Articles of Incorporation or Bylaws; and (c) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of, any lien, charge or encumbrance upon any property or assets of Mesa pursuant to any instrument or agreement to which Mesa is a party or by which Mesa or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others.  Other than in connection with the provisions of the Colorado Business Corporation Act, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by Mesa in connection with the execution, delivery or performance of this Agreement by Mesa or the consummation by Mesa of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Mesa.

3.5 No Brokers.  Neither Mesa nor any of its officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.6 Financing.  Mesa has sufficient funds to close this transaction or it has a line of credit available to it sufficient to close this transaction.

3.7 Disclosure.  To the Knowledge of Mesa, no representation or warranty of Mesa contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Mesa to Bios pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Bios with full and proper information as to the business, financial condition, assets, liabilities, or results of operations of Mesa.

ARTICLE IV

Representations and Warranties of Bios

In order to induce Mesa to enter into this Agreement and to consummate the transactions contemplated hereby, Bios makes the representations and warranties set forth below to Mesa:

4.1 Organization.  Bios is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.  Bios is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Bios.

4.2 Authorization; Enforceability.  The execution, delivery and performance of this Agreement by Bios and all other agreements to be executed, delivered and performed by Bios pursuant to this Agreement and the consummation by Bios of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Bios.  This Agreement has been duly authorized, executed and delivered by Bios, and constitutes the legal, valid and binding obligation of Bios, assuming the due authorization, execution and delivery of this Agreement by Mesa, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 No Violation or Conflict.  The execution, delivery and performance of this Agreement by Bios, and the consummation by Bios of the transactions contemplated hereby and thereby: (a) to the Knowledge of Bios, do not violate or conflict with any provision of Law or regulation; (b) do not violate or conflict with any writ, order or decree of any court or governmental or regulatory authority, or any provision of Bios’ Articles of Incorporation or Bylaws; and (c) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of, any lien, charge or encumbrance upon any property or assets of Bios pursuant to any instrument or agreement to which Bios is a party or by which Bios or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Permits.  Schedule 4.4 of the Disclosure Schedule sets forth a complete list of all material permits held by Bios, and, to the Knowledge of Bios, all such permits are transferrable to Mesa at no cost.  Bios holds all material permits necessary to conduct the Business as conducted on the date hereof and Bios has complied, in all material respects, with the terms and conditions of such permits.

4.5  Real Property.  Schedule 4.5 of the Disclosure Schedule sets forth a complete and accurate list of all property leased by Bios (the “Leased Real Property”).

(a)  The Leased Real Property identified on Schedule 4.5 of the Disclosure Schedule (the “Real Property”) comprises all of the Real Property owned, leased, occupied or used by Bios.  Bios is not a party to any contract, agreement or other obligation to purchase or lease any real property or any interest therein not listed on Schedule 4.5 of the Disclosure Schedule.  The Real Property leased by Bios and all buildings, structures, facilities, fixtures and other improvements thereon (collectively, the “Improvements”) are in good working condition and repair (normal wear, tear and maintenance excepted) and are suitable for the operation of the Business as currently conducted.

(b)  Bios has not received notice of any condemnation, expropriation, eminent domain, zoning or other land use proceeding relating to any portion of the Real Property that would adversely affect the current use or occupancy thereof or Bios’s interest therein.

(c)  To the Knowledge of Bios, the Improvements and the Real Property are in material compliance with all applicable Laws, permits, orders and restrictions of any Governmental Authority, including those relating to zoning, land use, safety, health, access and easements, and all insurance requirements affecting the Real Property and the Improvements (collectively, the “Real Property Laws”).  Bios has not received any notice of violation of any Real Property Law.

4.6  Title to Purchased Assets.  Bios owns good and transferable title to, or a valid transferable leasehold interest in, the Purchased Assets, free and clear of any Encumbrances.

4.7  Inventory.  All of the Inventory of Bios (including raw materials, supplies, manufactured and processed parts, work in process, finished goods and packaging materials) reflected in the balance sheet included in the Financial Statements consists of inventory of a quality, quantity and mix usable and salable in the Ordinary Course of Business, subject to a reasonable allowance for obsolete, damaged or defective products in accordance with the past custom and practice of Bios.

4.8  Contracts.

(a)           Schedule 4.8(a) of the Disclosure Schedule contains an accurate and complete list of, and to the extent in writing, Bios has delivered to Mesa accurate and complete copies of:

(i)            each contract related to the Business other than written orders entered into in the Ordinary Course of Business for the sale of products or services of the Business;

(ii)           each contract related to the Business that involves performance of services or delivery of goods or materials to Bios for use in the Business in excess of Ten Thousand and No/100 Dollars ($10,000.00) per annum or involving performance over a period of more than one (1) year following the Closing Date; and

(iii)          each amendment, supplement, and modification in respect of any of the foregoing,

The foregoing contracts, along with contracts involving de minimus amounts entered into by Bios in the Ordinary Course of Business, are collectively referred to herein as the “Business Contracts”.

(b)           Except as set forth in Schedule 4.8(b) of the Disclosure Schedule:

(i)            each of the Business Contracts is in full force and effect, is valid and enforceable against Bios in accordance with its terms, and, to the Knowledge of Bios, would not if performed by Bios in accordance with its terms violate any governmental authorization, legal requirement or order applicable to Bios as of the date hereof;

(ii)           except as set forth in Schedule 4.8(b)(ii), each Business Contract identified or required to be identified in Schedule 4.8(a) of the Disclosure Schedule is assignable by Bios to Mesa without the consent of any other Person;

(iii)          there exists no material default or breach on the part of Bios or, to the Knowledge of Bios, any other party to any Business Contract, and Bios has not given or received any written notice, or oral notice, of any actual or alleged violation, breach or default under any Business Contract and there is no current dispute between Bios and any other party to any Business Contract regarding Bios’ or such other party’s performance under any such Business Contract; and

(iv)          no improvement, new product development, change in functionality, or other performance alteration is necessary for Bios to perform any Business Contract or outstanding warranty Liability with respect to any products or services of the Business.

4.9  Accounts Receivable.  The accounts receivable shown on the Financial Statements arose from bona fide transactions in the Ordinary Course of Business.  All of the accounts receivable, promissory notes and other notes receivable, deferred charges, chattel paper and other rights to receive payments by Bios are, as of the Closing Date, in the aggregate collectible in the Ordinary Course of Business, subject to reserves consistent with past practice.  The accounts receivable of Bios arising after the most recent fiscal month end and prior to the date hereof arose from bona fide transactions in the Ordinary Course of Business.  No account debtor of Bios has proposed nor has Bios granted or extended any discount or reduction with respect to such account debtor’s accounts receivable outside the Ordinary Course of Business.

4.10  Intentionally Omitted.

4.11  Litigation.  Bios is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and there is no pending or, to the Knowledge of Bios, threatened action, suit, proceeding, audit, arbitration, legal proceeding, enforcement proceeding, hearing, investigation, inquiry or review against Bios in or before any Governmental Authority.

4.12  Product Warranty.  All of the products manufactured, sold, leased and delivered by Bios have conformed in all material respects with all applicable contractual commitments and all express warranties.  Bios has no outstanding Liability for replacement or repair thereof or other damages in connection therewith except to the extent reflected in the Financial Statements or in the Ordinary Course of Business.  All of the products manufactured, sold, leased and delivered by Bios are subject to Bios’s product warranties, a correct and complete copy of which is attached to Schedule 4.12 of the Disclosure Schedule.  Bios has provided to Mesa all of the material terms and conditions of sale for products manufactured by Bios (containing applicable Guaranty, warranty, and indemnity provisions).  Except as set forth on Schedule 4.12 of the Disclosure Schedule, there are no warranties, commitments or obligations with respect to the return, repair or replacement of products manufactured, sold, leased or delivered by Bios.  None of the products sold by Bios has been the subject of any replacement, field fix, retrofit, or modification pursuant to a recall campaign by Bios and no such campaign is currently being conducted or contemplated by Bios or, to the Knowledge of Bios, is required to be conducted by any Governmental Authority.

4.13  Employees. Bios is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.  Bios is not subject to any charge, demand petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization, nor is there any pending or, to the Knowledge of Bios, threatened labor strike, dispute, walkout, work stoppage, slow down or lockout involving Bios.  Bios has not violated the WARN Act.

(a)  Schedule 4.13 of the Disclosure Schedule sets forth a correct and complete list, including the name, position, current base compensation, incentive compensation, and accrued vacation, of each of the employees of Bios as of the date hereof.  Except as set forth on Schedule 4.13 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any employee, officer or director of Bios to any change in control payments, severance payments, bonus, retirement allowance or benefit or any other type of payment due to any agreement between Bios and any such employee, officer or director of Bios.

(b)  Bios has complied in all material respects with all applicable Laws relating to the employment of labor, including the Fair Labor Standards Act of 1938, as amended.  No action, suit, proceeding, charge, complaint, claim, investigation, demand or notice is pending or, to the Knowledge of Bios, threatened against Bios by any Person or any Governmental Authority alleging any failure to comply with any Law relating to the employment of labor.

4.14  Employee Benefits. Schedule 4.14 of the Disclosure Schedule lists each Company Benefits Plan that Bios maintains, or with respect to which Bios has any Liability.

(a)  Each such Company Benefits Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Company Benefits Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(b)  All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Company Benefits Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Bios.  All premiums or other payments that are due for all periods ending on or before the Closing Date have been paid with respect to each such Company Benefits Plan that is an Employee Welfare Benefit Plan.

(c)  There have been no Prohibited Transactions with respect to any Employee Benefit Plan maintained by Bios or any Employee Benefit Plan maintained by an ERISA Affiliate.  No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Benefits Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Company Benefits Plan (other than routine claims for benefits) is pending or, to the Knowledge of Bios, threatened.

(d)  Bios has no “nonqualified deferred compensation plan” subject to Code §409A.

4.15   Consents of Governmental Authorities and Others.  Except for the consents set forth on Schedule 4.15 of the Disclosure Schedule, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by Bios in connection with the execution, delivery or performance of this Agreement by Bios or the consummation by it of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Bios.

4.16  Intentionally Omitted.

4.17  No Brokers.  Bios has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

4.18  Compliance.  To the Knowledge of Bios, Bios is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to Bios and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on Bios.  To the Knowledge of Bios, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.19  Conduct of Business.  Bios has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of Bios.  Except as disclosed on Schedule 4.19 of the Disclosure Schedule hereto, since December 31, 2011, Bios has not; (a) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (b) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (c) made or committed to make any capital expenditures in excess of $10,000; (d) become subject to any Guaranty; (e) entered into any agreement which would be a material Business Contract, or amended or terminated any existing material Business Contract; (f) been named as a party in any Litigation, or, to the Knowledge of Bios, become the focus of any investigation by any government or regulatory agency or authority; or (g) experienced any other event or condition of any character which has had a Material Adverse Effect on Bios.

4.20  Taxes.

(a)   Bios has prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to it or its operations for any period ending on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Laws.

(b)  All Taxes arising in connection with or relating to the Business that Bios is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been paid over to the proper Governmental Authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.

(c)  Neither Bios nor any Person on behalf of Bios has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax which is presently effective.  No power of attorney on behalf of Bios with respect to any Tax matter is currently in force.

(d)  Bios is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and Bios has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

(e)  No Tax Return concerning or relating to Bios or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and Bios has not been notified of any request for such an audit or other examination.  No claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to Bios or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.

(f)  Bios has never been included in any consolidated, combined, or unitary Tax Return.

(g)  To the Knowledge of Bios, no property owned by Bios is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

4.21  Environmental Matters.  Except as disclosed on Schedule 4.21 of the Disclosure Schedule, no real property used by Bios presently or in the past has been used by Bios to manufacture, treat, store, or dispose of any hazardous substance and, to the Knowledge of Bios, such property is free of all such substances such that the condition of the property is in compliance in all material respects with applicable Environmental Laws. To the Knowledge of Bios, Bios is in compliance in all material respects with all applicable Laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to Bios or its business as a result of any hazardous substance utilized by Bios in its business or otherwise placed by Bios at any of the facilities owned, leased or operated by Bios, or in which Bios has a contractual interest.  Bios has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by Bios with any Environmental Laws, and to the Knowledge of Bios, there is no Litigation pending or threatened against Bios with respect to any violation or alleged violation of the Environmental Laws, and to Bios’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

4.22  Financial Statements.  Attached hereto as Exhibit D are Bios’s Financial Statements.  The Financial Statements (a) have been prepared in accordance with the books of account and records of Bios; (b) fairly present, and are true, correct and complete statements in all material respects of, Bios’s financial condition, value of assets and liabilities, and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared utilizing consistently applied accounting principles which, overall, fairly reflect the results of operations of Bios.

4.23  Absence of Undisclosed Liabilities.  Bios does not have any Liabilities other than (a) as disclosed in the Financial Statements, (b) Liabilities incurred in the Ordinary Course of Business, and (c) Liabilities arising under Business Contracts.  Bios does not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of Bios.

4.24  Intellectual Property.

(a)  Schedule 4.24(a) of the Disclosure Schedule contains a true and correct statement of all of the Intellectual Property owned by Bios.  Bios has taken all necessary and commercially reasonable action and paid all fees and costs necessary to maintain the validity of any patent and Trademark registration.

(b)  Bios has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Bios must license or refrain from using any intellectual property rights of any third party).  To the Knowledge of Bios, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

(c)  Except as set forth on Schedule 4.24(c) of the Disclosure Schedule, Bios has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property.

(d)  With respect to each item of Intellectual Property and except as set forth on Schedule 4.24(d) of the Disclosure Schedule, Bios possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance.

(e)  The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

(f)  No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Bios, is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

(g)  Except as set forth on Schedule 4.24(g) of the Disclosure Schedule, Bios has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

4.25  Properties.  Except for the leased tangible personal property reported in Schedule 4.25 of the Disclosure Schedule, Bios has or will have at Closing good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by Bios or acquired after the date thereof which are, individually or in the aggregate, material to the Business (except properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business), free and clear of all material liens.

4.26  Disclosure.  To the Knowledge of Bios, no representation or warranty of Bios contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Bios to Mesa pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Mesa with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of Bios.

4.27  No Additional Representations.  BIOS IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO BIOS OR THE BUSINESS, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV AND THE DISCLOSURE SCHEDULE.  Without limiting the generality of the foregoing, Bios makes no representation or warranty to Mesa with respect to any projections, estimates or budgets heretofore delivered to or made available to Mesa of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Bios or the future business and operations of Bios; or any other information or documents made available to Mesa or its counsel, accountants or advisors with respect to Bios or the Business except as expressly covered by a representation or warranty contained in this Article IV and The Disclosure Schedule.

ARTICLE V

Additional Agreements

5.1  Survival of the Representations and Warranties.  The representations and warranties contained in this Agreement will survive the Closing Date and will continue in full force and effect for a period of one (1) year from the Closing Date (the “Cut Off Date”), except for claims for which written notice has been provided in accordance with this Article V and that are pending as of the Cut Off Date; provided, however, in the case of fraud or the representations and warranties as to Taxes (Section 4.21), Environmental Laws (Section 4.22) and Benefit Plans (Section 4.15), such representations and warranties shall survive for a period of five (5) years after the Closing Date.

5.2  Investigation.  The representations, warranties, covenants and agreements set forth in this Agreement and the Disclosure Schedule shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.

5.3  Bios’s Indemnification.  Mesa agrees to indemnify and hold harmless Bios and each of Bios’s shareholders, directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Bios Loss”) which is caused by or arises out of: (a) any breach or default in the performance by Mesa of any covenant or agreement made by Mesa in this Agreement; (b) any breach of any representation or warranty made by Mesa in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.4  Mesa’s Indemnification.  Bios and the Bios Shareholders, jointly and severally, agree to indemnify and hold harmless Mesa, and each of its shareholders, directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Mesa Loss”) which is caused by or arises out of: (a) any breach or default in the performance by Bios or the Bios Shareholders of any covenant or agreement made by Bios or the Bios Shareholders in this Agreement or the Patent Assignment from the Majority Shareholder for the Majority Shareholder Patent; (b) any breach of any representation or warranty made by Bios in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.5  Indemnity Procedure.  A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.  Bios Losses or Mesa Losses are referred to herein as “Losses”.

(a)  An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give written notice as soon as practicable to the Indemnifying Party after the Indemnified Party becomes aware of any fact, event or condition which may give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b)  The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim.  The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld).  So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate.  If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed in a commercially diligent manner to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(c)  The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(d)  With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of:  (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim.  Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification and provided that the Indemnifying Party is responsible under Subsection (b) above for the fees of the Indemnified Party’s separate legal counsel, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party.  With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

5.6  Limitations on Indemnification Obligations.

(a)  The maximum aggregate indemnification of an Indemnified Party shall be limited to one half of the Closing Payment for all Losses other than those which are: (a) caused by or arise out of any fraudulent act of the Indemnifying Party, or (b) with respect to the representations and warranties of Bios as to Taxes (Section 4.24), Environmental Laws (Section 4.25) and Benefit Plans (Section 4.14), in which case the maximum aggregate indemnification of an Indemnified Party shall be limited to the Closing Payment.  The maximum aggregate indemnification of an Indemnified Party shall be net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Loss.  The Indemnified Party shall in a timely fashion submit a claim to its insurance carrier with respect to any Losses for which the Indemnifying Party is obligated to provide indemnification hereunder.

(b)  An Indemnifying Party shall not be obligated to indemnify against Losses of the Indemnified Party until the aggregate amount of Losses exceeds Fifty Thousand Dollars ($50,000) (the “Indemnification Threshold”), in which event the Indemnified Party shall be entitled to such indemnification from the Indemnifying Party for all Losses; provided, however, that the Indemnification Threshold shall not apply to Losses which are caused by or arise out of any fraudulent act of the Indemnifying Party or Losses that are caused by or arise out of any intentional breach in the performance by the Indemnifying Party of any covenant or agreement made by the Indemnifying Party in this Agreement.

5.7  Employees and Employee Benefits.

(a)  Bios will use all commercially reasonable efforts to cause its employees (other than the Majority Shareholder) who are employed or retained in the operation of the Business, including the employees set forth on Schedule 4.13 of the Disclosure Schedule, to make available their employment services to Mesa.  Mesa is not obligated to hire any employee of Bios but may, prior to the Closing at times mutually agreed upon with Bios, interview and may make offers of employment to any or all of the Bios employees who are employed or retained in the operation of the Business.  Subject to applicable Law, Mesa will have reasonable access to the personnel records (including without limitation performance appraisals, disciplinary actions, and grievances) of Bios for the purpose of preparing for and conducting employment interviews with any or all of such employees.  Such employees who accept Mesa’s offer of employment (the “Hired Employees”) effective as of the Closing shall become employees of Mesa.  The Hired Employees shall be entitled to a transfer of tenure for prior employment with Bios for the purpose of computing health and other benefits.  Prior to the Closing, Bios will provide or cause the Hired Employees to provide to Mesa completed I-9 forms and attachments with respect to all Hired Employees.  Effective immediately before the Closing, Bios will terminate the employment of all of the Hired Employees.

(b)  Mesa will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including without limitation work rules, benefits and salary and wage structure, all as permitted by applicable Law. Bios will be solely liable for any termination notice severance or similar payment required to be made to any of its employees as a result of the transactions contemplated by this Agreement.

(c)  It is understood and agreed that (i) Mesa’s expressed intention to extend offers of employment as set forth in this Section will not constitute a contract (express or implied) on the part of Mesa to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Mesa may establish pursuant to individual offers of employment and (ii) employment offered by Mesa is “at will” and all Hired Employees will remain at will employees and the employment of such Hired Employees may be terminated by Mesa or by the Hired Employee at any time for any reason. For the avoidance of doubt, nothing in this Agreement will be deemed to prevent or restrict in any way the right of Mesa to terminate, reassign, promote or demote any of the Hired Employees after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

(d)  From and after the Closing, Bios will remain solely responsible for all liabilities to or in respect of its employees and former employees, including Hired Employees, and beneficiaries and dependents of any such employee or former employee, relating to or arising in connection with or as a result of; (i) Bios employment of any such employee or former employee or the actual or constructive termination of employment of any such employee or former employee (including without limitation in connection with the consummation of the transactions contemplated by this Agreement and including the payment of any termination, notice, severance or similar payments and the provision of health plan continuation coverage in accordance with the requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code), or (ii) accrued but unpaid salaries, wages, bonuses, incentive compensation, or other compensation or payroll items as a result of employment by Bios, but excluding vacation time accrued but not yet taken by the Hired Employees only.

(e)  From and after the Closing, Bios will remain solely responsible for all liabilities to or in respect of the Hired Employees and their beneficiaries or dependents relating to or arising in connection with any claims, whether such claims are asserted before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence before the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences before the Closing Date).

(f)  From and after the Closing, Mesa will be solely responsible for all liabilities to or in respect of the Hired Employees, and beneficiaries and dependents of any such Hired Employees, relating to or arising in connection with or as a result of; (i) Mesa’s employment of any such Hired Employee or the actual or constructive termination of any such Hired Employee (including the payment of any termination, notice, severance or similar payments and the provision of health plan continuation coverage in accordance with the requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code), or (ii) accrued but unpaid salaries, wages, bonuses, incentive compensation, or other compensation or payroll items as a result of employment by Mesa, including, but not limited to, vacation time accrued while in the employ of Bios but not yet taken by the Hired Employees.

(g)  From and after the Closing, Mesa will be solely responsible for all liabilities to or in respect of the Hired Employees and their beneficiaries or dependents relating to or arising in connection with any claims for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence on or after the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences on or after the Closing Date).

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1  Closing. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2  Deliveries.

(a)   At Closing, Mesa shall deliver the following:

(i)  thirteen million six hundred sixty thousand dollars ($13,660,000) in cash to Bios representing the Closing Payment, as provided by Section 2.5(a)(i), less any tax escrow required pursuant to Section 7.3 hereof which shall be delivered to Andrew N. Bernstein, P.C. as escrow agent under the Tax Escrow Agreement (as hereinafter defined);

(ii)  two million dollars ($2,000,000) in cash to the Majority Shareholder representing the balance of the Closing Payment for the Majority Shareholder Patent, as provided by Section 2.5(a)(i);

(iii)  one million dollars ($1,000,000) in cash to the Escrow Agent representing the Holdback Amount, as provided by Section 2.5(a)(iii);

(iv)  a certificate to Bios, dated as of the Closing Date, of an officer of Mesa setting forth that authorizing resolutions were adopted by Mesa’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto; and

(v)  a fully executed assignment and assumption agreement to Bios executed by Mesa whereby Mesa assumes all of the Assumed Liabilities and Bios assigns all of the Purchased Assets that are intangible personal property in the form of Exhibit G attached hereto and made a part hereof (the “Assignment and Assumption Agreement”);

(vi)  the fully executed Earn-Out Agreement to Bios in the form of Exhibit B;

(vii)  the fully executed Escrow Agreement to Bios for the Holdback Amount in the form of Exhibit A;

(viii)  an opinion of counsel to Mesa for the benefit of Bios, dated as of the Closing Date, in a form attached hereto as Exhibit E to this Agreement;

(ix)  the fully-executed Tax Escrow Agreement by and among Bios, Mesa and Andrew N. Bernstein, P.C., as escrow agent, in the form of Exhibit M attached hereto and made a part hereof (the “Tax Escrow Agreement”);

(x)  the fully-executed Assignment and Assumption of Lease in the form of Exhibit N attached hereto and made a part hereof (the “Assignment of Lease”);

(xi)  the fully-executed Transition Services Agreement in the form of Exhibit O attached hereto and made a part hereof (the “Transition Services Agreement”); and

(xii)   such other documents and instruments as required to be delivered by Mesa pursuant to this Agreement or as Bios may reasonably request.

(b)         At Closing, Bios shall deliver or cause to be delivered the following documents to Mesa:

(i)  a bill of sale for all of the Purchased Assets that are tangible personal property in the form of Exhibit F attached hereto and made a part hereof  (the “Bill of Sale”) executed by Bios;

(ii)  the Assignment and Assumption Agreement executed by Bios;

(iii)  a certificate, dated as of the Closing Date, of an officer of Bios setting forth that authorizing resolutions were adopted by Bios’ Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto;

(iv) an opinion of counsel to Bios and the Majority Shareholder, dated as of the Closing Date, in a form attached hereto as Exhibit H to this Agreement;

(v)  assignments of all Intellectual Property assets and separate assignments of all registered trademarks, patents, and copyrights in the form of Exhibit I attached hereto and made a part hereof executed by Bios or, solely as to the Majority Shareholder Patent, the Majority Shareholder;

(vi)  noncompetition, nondisclosure and nonsolicitation agreements executed by Harvey Padden (in the form of Exhibit J), Bradley Padden (in the form of Exhibit K), and Adina Padden (in the form of Exhibit L);

(vii)  the Assignment of Lease executed by Bios;

(viii)  the Tax Escrow Agreement executed by Bios;

(ix)    the Transition Services Agreement executed by Bios; and

(x)     such other deeds, bills of sale, assignments, Consents to assignments, certificates of title, and other instruments of transfer and conveyance (including with respect to Governmental Authorizations included in the Purchased Assets) as may reasonably be requested by Mesa, each in form and substance satisfactory to Mesa and executed by Bios and, as the case may be, Third Parties;

6.3  Best Efforts.  Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.4  Conditions to Closing.  Prior to and as conditions precedent to Closing:

(a)  Bios shall provide to Mesa such other documents and instruments as JPMorgan Chase, as Mesa’s lender, may reasonably request regarding Bios.

(b)  Bios shall have received all consents required as to the transactions contemplated hereby, including, without limitation, all consents required to achieve assignment of the current material Business Contracts with any of the third parties listed in Schedule 4.8(b) of the Disclosure Schedule.

ARTICLE VII

Covenants

7.1  General Confidentiality.  Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the sale contemplated by this Agreement, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.  In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1.  If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request and expense of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which (i) is generally available to the public immediately prior to the time of disclosure or (ii) is or becomes available to the receiving Party on a nonconfidential basis from a third party who, to the best of such receiving Party’s knowledge, is not prohibited from disclosing such information to such receiving Party by a legal, contractual or fiduciary obligation to the affected Party.

7.2  General.  In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

7.3  Bulk Sales Law.  Mesa and Bios shall comply with the provisions of any laws or tax laws with respect to bulk transfers of New Jersey in connection with the transactions contemplated by this Agreement.  Mesa and Bios shall cooperate with each other in completing and simultaneously filing the Notification of Sale, Transfer or Assignment in Bulk (Form C-9600) and the Asset Transfer Tax Declaration (Form TTD) with the State of New Jersey, Department of Treasury, Division of Taxation (the “Division”).  Mesa shall withhold from the Closing Payment and deposit in escrow with Mesa’s counsel the amount requested by the Division to be so withheld, if any.  Such withheld amount shall not be released to Bios until the Division informs Mesa or its counsel that it may forward the withheld amount to Bios without incurring liability to the State of New Jersey for doing so.  Upon being so informed, Mesa’s counsel shall promptly deliver to Bios the withheld amount less any amount required to be paid to the Division.

7.4  Access to the Leased Real Property; Assistance.  During the fourteen (14) day period immediately following the Closing, (a) the Majority Shareholder shall have access to the Leased Real Property during normal business hours to obtain any personal effects and belongings of the Majority Shareholder and any other Excluded Assets, and (b) the Majority Shareholder shall be permitted reasonable use of the Business’s shipping department services and UPS services to remove and ship such personal effects and belongings and the Excluded Assets from the Leased Real Property.  Following the Closing, Bios may seek the reasonable assistance from time to time from Janet Spetz and Shauna Neely in order for Bios to pay its outstanding accounts payable in a timely manner and to wind up the affairs of Bios.

ARTICLE VIII

Termination

8.1  Termination.

(a)  Termination of Agreement.  Bios, on the one hand, and Mesa, on the other hand, may terminate this Agreement as provided below:

(i)  Mesa and Bios may terminate this Agreement by mutual written consent at any time prior to the Closing.

(ii)     Mesa may terminate this Agreement by giving written notice to Bios at any time prior to Closing if the Closing shall not have occurred on or before May 31, 2012.

(iii)    Bios may terminate this Agreement by giving written notice to Mesa at any time prior to Closing if the Closing shall not have occurred on or before May 31, 2012.

(b)  Effect of Termination.  In the event of the termination of this Agreement pursuant to the provisions of Section 8.1(a), this Agreement shall become void and have no effect, without any liability on the part of any party hereto, or any of its partners, shareholders, members, managers, employees, officers, agents or consultants, to any other party to this Agreement in respect of this Agreement, except for any liability resulting from such party’s breach of this Agreement.  Further, in the event of termination of this Agreement pursuant to the provisions of Section 8.1, Bios, on the one hand, and Mesa, on the other hand, agree that it shall return any Confidential Information to the other party that it may have obtained from such other party and otherwise maintain the confidential nature of such information.

ARTICLE IX

Miscellaneous

9.1  Notices.  Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the Parties at the addresses as follows (or at such other addresses as shall be specified by the Parties by like notice):

If to Mesa:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

	Attn:	John J. Sullivan
President and CEO

	Telephone:	303-987-8000
	Facsimile:	303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
8101 East Prentice Avenue
Suite 890
Greenwood Village, CO 80111

	Attn:	Andrew N. Bernstein, Esq.

	Telephone:	303-770-7131
	Facsimile:	303-770-7332

If to Bios or the	Harvey Padden
Majority Shareholder:	333 Las Olas
Apt. 2004
Fort Lauderdale, FL 33301
	Telephone:	(862) 579-5397

With a copy to:	Marcus, Brody, Ford, & Kessler, L.L.C.
5 Becker Farm Road
Roseland, NJ 07068

	Attn:	Ira B Marcus, Esq.

	Telephone:	973-232-0603
	Facsimile:	973-994-2767

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

9.2  Entire Agreement; Incorporation.  This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein contain every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.  All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

9.3  Binding Effect.  Subject to Section 9.4 below, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

9.4  Assignment.  This Agreement may not be assigned by any Party without the written prior consent of the other Parties.  Notwithstanding anything set forth herein to the contrary, as security for certain obligations Mesa has to JPMorgan Chase Bank, N.A., Mesa may assign to JPMorgan Chase Bank, N.A., without the consent of the other Parties, its rights and remedies with respect to any of the representations, warranties, covenants and indemnities of Bios and the Bios Shareholders and/or all of its other rights under this Agreement and the other documents executed in connection herewith.

9.5  Waiver and Amendment.  Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the Party hereto entitled to the benefit thereof.  Any such waiver or extension shall be evidenced by an instrument in writing executed on behalf of the Party against whom such waiver or extension is sought to be charged.  No waiver by any Party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such Party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement.  No failure by any Party thereof to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party.  This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto.

9.6  No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

9.7  Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

9.8  Expenses.  Except as otherwise provided herein, each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such Party in connection herewith.

9.9  Headings.  The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

9.10  Other Remedies; Injunctive Relief.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  In any action at law or suit in equity to enforce this Agreement or the rights of the Parties hereunder, the prevailing Party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.11  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed valid and binding.

9.12  Remedies Exclusive.  Except in the case of fraud or equitable remedies expressly provided for herein, the Parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the Parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

9.13  Governing Law.  This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

9.14  Jurisdiction and Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

9.15        Participation of Parties.  The Parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

9.16  Further Assurances.  The Parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the Purchase Assets free and clear of any liens or Encumbrances.

9.17  Publicity.  No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both Mesa and Bios as to form, content, timing and manner of distribution; provided, however, that Mesa may make such disclosure as is and to the extent required by applicable law or the rules of the Nasdaq Stock Market.

(remainder of page intentionally left blank; signatures on following page)

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MESA LABORATORIES, INC.	BIOS INTERNATIONAL CORPORATION

By:	By:
John J. Sullivan		Harvey Padden
President and Chief Executive Officer		Chief Executive Officer

Date:	Date:

BIOS SHAREHOLDERS
(Only with respect to Sections 5.4, 5.5, and 5.6)

HARVEY PADDEN

Date:

ADINA PADDEN 2006 IRREVOCABLE TRUST

By:
Stanley Osur, Trustee

Date:

BRADLEY PADDEN 2006 IRREVOCABLE TRUST

By:
Stanley Osur, Trustee

Date:

Exhibit A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is entered into as of May 15, 2012, by and among Mesa Laboratories, Inc., a Colorado corporation (“Mesa”), Bios International Corporation, a New Jersey corporation (“Bios”) (Mesa and Bios sometimes referred to individually as “Party” and collectively as the “Parties”), and JPMorgan Chase Bank, NA (the “Escrow Agent”).

1.             Appointment.  The Parties hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Fund.  Mesa agrees to deposit with Escrow Agent the sum of $1,000,000 (“Escrow Deposit”).  Escrow Agent shall hold the Escrow Deposit and shall invest and reinvest the Escrow Deposit and the proceeds thereof (“Fund”) in a JPMorgan Money Market Deposit Account (“MMDA”), or a successor or similar investment offered by Escrow Agent.  Such Escrow Deposit account shall be entitled “Mesa Laboratories Inc / Bios International Corporation Escrow Account”.  MMDA have rates of compensation that may vary from time to time based upon market conditions.  The Parties recognize and agree that instructions to make any other investment (“Alternative Investment”), must be in writing and executed by an Authorized Representative (as defined in Section 3 below) of each Party, and shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein, and Escrow Agent shall not have any liability for any loss in an investment made pursuant to the terms of this Agreement.  Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any Alternative Investment furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the Parties.  Escrow Agent has no responsibility whatsoever to determine the market or other value of any Alternative Investment and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale of an Alternative Investment.  Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of an Authorized Representative of the Parties to give Escrow Agent instructions to invest or reinvest the Fund except to the extent that Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party in its failure to act in accordance with any joint written investment instruction received hereunder. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.  All interest or other income earned under this Agreement shall be allocated to Bios and reported, by Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Bios whether or not said income has been distributed during such year. Notwithstanding the foregoing, if such income is actually disbursed to Mesa, then for tax reporting purposes, such income shall be reported as having been earned by Mesa.  Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent to Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement.

3.             Disposition and Termination.     (a)  On May 15, 2013 (“Escrow Release Date”), the Escrow Agent is authorized and directed to disburse and deliver the Fund to Bios within two (2) Business Days after the Escrow Release Date, except for such amounts, if any, as Mesa has claimed, in a written notice (“Claim Notice”) stating the basis and the amount of the claim, given to Bios and the Escrow Agent, should be paid to it instead.   Except as set forth in the preceding sentence, the Fund shall only be disbursed upon receipt by the Escrow Agent of Exhibit A executed jointly by an Authorized Representative of each of Mesa and Bios, the Escrow Agent is hereby authorized and directed to disburse and deliver such amount from the Fund as set forth in and upon the joint written instruction of an

Authorized Representative of each of Mesa and Bios.  Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Fund, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent only by confirmed facsimile or attached to an email on a Business Day only at the fax number or email address set forth in Section 8 below.  No instruction for or related to the transfer or distribution of the Fund shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 8 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent.

(b) In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with Section 3(a), Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives, and Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for call-backs may be changed only in a writing executed by Authorized Representatives of the applicable Party and actually received by Escrow Agent via facsimile. Except as set forth in Section 3(a) above, no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback.  Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties and confirmed by an Authorized Representative.

(c)  The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(d)  As used in this Section 3, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the entire Fund by Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 6.

4.             Escrow Agent.  Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  Escrow Agent has no knowledge of,  nor any requirement to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement.  Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent.  Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party.  Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.   In the event Escrow Agent receives instructions, claims or demands from any Party hereto which conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to (a) refrain from taking any action until it shall be given a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict or by a final court order or (b) file an action in interpleader. Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever

(including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.             Resignation; Succession.  Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate.  If prior to the effective resignation date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Fund to another person as provided above, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Fund with a court of competent jurisdiction; or (b) appoint a successor escrow agent of it own choice.  Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent.  Escrow Agent shall deliver the Fund to any appointed successor escrow agent, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate.  Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.             Compensation.  The Parties agree jointly and severally to pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2.  Each of the Parties agrees to pay one half of such compensation.

7.             Indemnification and Reimbursement.  The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, reasonable costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and the actual expense of document location, duplication and shipment) (collectively “Losses”), arising out of or in connection with (a) Escrow Agent’s  performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) Escrow Agent’s following any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement.  The Parties hereby grant Escrow Agent a lien on, right of set-off against and security interest in the Fund for the payment of any claim for indemnification, fees, expenses and amounts due to Escrow Agent or an Indemnitee.  In furtherance of the foregoing, Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an Indemnitee any amounts determined by a court of competent jurisdiction through a final order to be due to Escrow Agent or to an Indemnitee under Section 6 or 7. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

8.             Notices.  All communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions from a Party or the Parties to the Escrow Agent shall be executed by an Authorized Representative, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Mesa:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228
Attn: John J. Sullivan
President and CEO
	Telephone:	303-987-8000
	Facsimile:	303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
8101 East Prentice Ave.
Suite 890
Greenwood Village, CO 80111
Attn: Andrew N. Bernstein, Esq.
	Telephone:	303-770-7131
	Facsimile:	303-770-7332

If to Bios:	Harvey Padden
333 Las Olas
Apt. 2004
Fort Lauderdale, FL 33301
	Telephone:	(954) 239-1282

With a copy to:	Marcus, Brody, Ford, & Kessler, L.L.C.
5 Becker Farm Road
Roseland, NJ 07068
Attn: Ira B Marcus, Esq.
	Telephone:	973-232-0603
	Facsimile:	973-994-2767

If to Escrow Agent:	JPMorgan Chase Bank, N.A.
Escrow Services
712 Main Street 5th Floor South
Houston, TX 77002
Attention: Susie Becvar
Fax No.: 713-216-6927
Email Address:
(Houston) sw.escrow@jpmorgan.com

9.                                      Compliance with Court Orders.  In the event that any of the Fund shall be attached, garnished, levied upon, or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

10.                               Miscellaneous.  The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by the Escrow Agent and the Parties.  Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of Escrow Agent and the other Party.  This Agreement shall be governed by and construed under the laws of the State of Colorado.  Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Colorado. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity.  Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement and any joint instructions from the Parties, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Fund or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Mesa Laboratories, Inc.,

Date:

By:
John Sullivan, President and CEO

Bios International Corporation,

Date:

By:
Harvey Padden, CEO

JPMORGAN CHASE BANK, NA,
As Escrow Agent

Date:

By:

Name:

Title:

SCHEDULE 1 TO ESCROW AGREEMENT

Telephone Numbers and Authorized Signatures for

Person(s) Designated to Give Joint Instructions and Confirm Funds Transfer Instructions

For Mesa Laboratories, Inc.:

Name	Telephone Number	Signature

1.

2.

3.

For Bios International Corporation:

Name	Telephone Number	Signature

1. Harvey Padden	(954) 239-1282

2.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email,  must include the signature of the Authorized Representative authorizing said funds transfer on behalf of each Party.

EXHIBIT A TO ESCROW AGREEMENT

DISBURSEMENT REQUEST

JPMorgan Chase Bank, N.A.

Escrow Services

712 Main Street 5th Floor South

Houston, TX 77002

Attention:  Susie Becvar

Fax No.: 713-216-6927

Email Address: sw.escrow@jpmorgan.com

Account #

Pursuant to that certain Escrow Agreement dated effective May 15, 2012 among Mesa Laboratories, Inc., a Colorado corporation, Bios International Corporation, a New Jersey corporation, and JPMorgan Chase Bank NA, the parties hereto hereby request disbursement of funds in the amount and manner described below from the Bios Escrow Account.

Please disburse to:

Amount to disburse:

Date of disbursement:

Bank Information for disbursement:

Bank name:

Bank Address:

ABA number:

Account name:

Account number:

IN WITNESS WHEREOF:  the parties hereto have executed this Agreement in multiple counterparts, each of which is and shall be considered an original for all intents and purposes, effective as of the date first written below.

Mesa Laboratories, Inc.,

Date:	By:
John Sullivan, President

Bios International Corporation,

Date:	By:
Harvey Padden, President

SCHEDULE 2 TO ESCROW AGREEMENT

Schedule of Fees and Disclosures for Escrow Agent Services

3.              Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee	$ waived

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee	$2,500

1.              The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees, agency or trade execution fees, and other charges, including those levied by any governmental authority.

Disclosure & Assumptions: Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.  Payment of the invoice is due upon receipt

Alternative #1: The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions.  The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

You acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period.  If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item.  Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

[ALTERNATIVE #2: The escrow deposit shall be continuously held in a deposit account structured as a “noninterest-bearing transaction account” through December 31, 2012 and as such is intended to be fully insured by the FDIC.  For more information about FDIC insurance coverage, visit www.fdic.gov. ]

Compliance

Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, you acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm your identity including without limitation name, address and organizational documents (“identifying information”). You agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

Exhibit B

EARN-OUT AGREEMENT

THIS EARN-OUT AGREEMENT (the “Agreement”) is entered into this 15th day of May, 2012, between Bios International Corporation, a New Jersey corporation (“Bios”) and Mesa Laboratories, Inc., a Colorado corporation (“Mesa”).

RECITALS

A.                                    Pursuant to the Asset Acquisition Agreement dated May 15, 2012 (the “Asset Acquisition Agreement”) by and among Bios, on the one hand, and Mesa on the other hand, it is a condition to closing under the Asset Acquisition Agreement that Bios and Mesa execute and deliver this Agreement to each other.

B.                                    Pursuant to the Asset Acquisition Agreement, Mesa will acquire from Bios all of the assets used or held for use in connection with, necessary for or relating to the Business; provided, that the Mesa will acquire the Majority Shareholder Patent directly from the Majority Shareholder.

C.                                    The Parties intend to provide for the payment of a portion of the total Consideration to Bios (the “Earn-Out Amount”) based on the financial performance of the Business during the 36 month period following the Closing.

D.                                    Capitalized terms set forth herein but not otherwise defined herein shall have the meaning set forth in the Asset Acquisition Agreement.

AGREEMENT

1.                                      Calculation of Earn-Out Amount.  The Earn-Out Amount shall be based on the revenues of the Business, determined as follows:

(a)                                                       Mesa will determine the total revenues of the Business (the “Bios Revenues”) for the 36-month period from May 1, 2012 through April 30, 2015 (the “Earn-Out Period”).  Bios Revenues will include all product and service sales revenues, but will exclude applicable sales tax and revenues derived from freight, and will be net of product returns and uncollectible accounts.  Determination of the Bios Revenues will be done in a manner consistent with GAAP and consistent with the Financial Statements of Bios which were prepared for the year ended December 31, 2011.

(b)                                                       Within thirty (30) days following the expiration of the Earn-Out Period, using the following table, Mesa will determine the Earn-Out Amount and submit the appropriate sales records along with a summary of the Earn Out calculation to Bios (the “Proposed Earn Out”).  [Note:  Table below is based on Bios Revenues of $6,684,594 for the 12 months through 4/3/2012. (the “Base Revenue”).]

Bios Revenues	Earn Out Amount
Less than $22,126,842 (1)	$0
Greater than $22,126,842 (1), but less than $22,994,622 (2)	$1,120,000
Greater than $22,994,622 (2), but less than $23,884,917 (3)	$2,240,000
Greater than $23,884,917 (3), but less than $24,798,046 (4)	$3,350,000
Greater than $24,798,046 (4), but less than $25,734,330 (5)	$4,470,000
Greater than $25,734,330 (5), but less than $26,694,091 (6)	$5,590,000
Greater than $26,694,091 (6)	$6,710,000

2.                                      Bios’s Review.  Bios shall have thirty (30) days following receipt of the Proposed Earn Out to determine, in good faith, if the Proposed Earn Out has been calculated in accordance with the terms of Section 1 hereof.  If Bios determines that the records or Proposed Earn Out calculations have any discrepancies or are otherwise incorrect, inconsistent, inaccurate or not determined and/or calculated in accordance with the terms of Section 1 hereof or are not otherwise true, accurate and complete, Bios shall notify Mesa in writing on or before the end of such thirty (30) day period of Bios’s proposed adjustments to the Proposed Earn Out, including reasonable detail of the nature and basis for the adjustments and all work papers related thereto (collectively, the “Earn Out Objection”).

3.                                                   Dispute.  If Bios delivers an Earn Out Objection, then within fifteen (15) days following receipt by Mesa of such Earn Out Objection, Mesa and Bios shall confer and negotiate in good faith to resolve the matters in dispute as set forth in the Earn Out Objection.  If Mesa and Bios cannot mutually resolve all such disputes within such fifteen (15) day period, then the Parties agree to jointly engage Hein & Associates LP, Denver, Colorado (the “Independent Accountant”).  The Parties jointly shall engage the Independent Accountant, acting as an expert and not an arbiter, to review only those items in dispute by Mesa and Bios.  The Independent Accountant shall be furnished with a copy of this Agreement, the appropriate sales records of Bios, the Earn Out Objection, and any other documentation of either Party that the Independent Accountant determines to be necessary and relevant to resolving such disputes.  The Independent Accountant shall, within thirty (30) days following the commencement of its engagement by the Parties, complete its review and render a written report setting forth its conclusion as to calculation of the Earn Out Amount.  The decision by the Independent Accountant shall be in writing and delivered to the Parties.  The Parties agree that the Independent Accountant is the exclusive Person to make all interpretations necessary (including interpretations or constructions of this Agreement) to support its determinations.  The Independent Accountant’s decision shall be the final Earn Out Amount (the “Final Earn Out Amount”) and shall be final, conclusive and binding upon the Parties and may be entered and enforced in any court of competent jurisdiction.  The Parties agree to submit to the jurisdiction of any such court for the enforcement of such award or decision.  If the Final Earn Out Amount equals the Proposed Earn Out Amount, then Bios shall pay the fees, costs and expenses of the Independent Accountant.  If the Final Earn Out Amount is greater than or less than the Proposed Earn Out Amount, then Mesa shall pay the fees, costs and expenses of the Independent Accountant.

4.                                      Final Earn Out Amount.  If Bios does not submit an Earn Out Objection within the thirty (30) day period contemplated by Section 2 hereof, the Proposed Earn Out Amount will be deemed to be the Final Earn Out Amount.  If the Proposed Earn Out Amount is modified by either: (A) mutual agreement by Bios and Mesa or (B) the Independent Accountant, as the case may be and as provided for above in Section 3 hereof, then such modified Earn Out Amount shall be the Final Earn Out Amount.

5.                                      Payment.  Within ten (10) days after the determination of the Final Earn Out Amount, and in the case where the Final Earn Out Amount is not $0, Mesa shall pay to Bios, the Final Earn Out Amount by wire transfer of immediately available funds to an account(s) designated by Bios at least two (2) days prior to the date of such payment.

6.                                      Operation of the Business During the Earn-Out Period.  During the Earn-Out Period, Mesa shall operate the Business in accordance with the following covenants:

(a)           Mesa will adequately segregate the Bios Revenues from the revenues generated by Mesa or its Subsidiaries.  Mesa will maintain records of the Bios Revenues separate and apart from those of Mesa and its other Subsidiaries.

(b)           Mesa will not, and will not permit any Subsidiary of Mesa to, market, develop, produce and/or sell any Conflicting Product (as hereinafter defined) except on behalf of and solely for the benefit of the Business.  For purposes hereof, “Conflicting Product” means any gas flow measuring device.

(c)            Mesa will not sell goods and/or services of the Business to Affiliates on terms any less favorable than would have been obtained in a comparable arm’s-length transaction with an unrelated third party in the Ordinary Course of Business of Bios prior to the acquisition of the Purchased Assets by Mesa.

(d)           Mesa will use its commercially reasonable best efforts to grow, market and develop the Business.

7.                                      Miscellaneous

7.1                               Notices.  Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to Mesa:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228
Attn: John J. Sullivan
President and CEO

	Telephone:	303-987-8000
	Facsimile:	303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
8101 East Prentice Avenue
Suite 890
Greenwood Village, CO 80111
Attn: Andrew N. Bernstein, Esq.

	Telephone:	303-770-7131
	Facsimile:	303-770-7332

If to Bios:	c/o Harvey Padden
333 Las Olas Way
Apartment 2004
Fort Lauderdale, FL 33301
Telephone: (862) 579-5397

With a copy to:	Marcus, Brody, Ford, & Kessler, L.L.C.
5 Becker Farm Road
Roseland, NJ 07068
Attn: Ira B. Marcus, Esq.

	Telephone:	973-232-0603
	Facsimile:	973-994-2767

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

7.2                                                         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

7.3                                                         Assignment.  This Agreement may not be assigned by any party without the written prior consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.4                                                         Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The Parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

7.5                                                         Expenses.  Except as provided in Section 3 hereof, each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by it incident to the performance of its obligations under this Agreement.

7.6                                                         Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

7.7                                                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed valid and binding.

7.8                                                         Governing Law.  This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

7.9                                                         Jurisdiction and Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

7.10        Participation of Parties.  The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MESA LABORATORIES, INC.		BIOS INTERNATIONAL CORPORATION

By:		By:
	John J. Sullivan		Harvey Padden
	President and		Chief Executive Officer
Chief Executive Officer

Date:		Date:

Exhibit C

ALLOCATION OF CONSIDERATION

Total Consideration: $16,660,000.00

Name of Seller	Type of Property	Allocated Amount of Consideration
Harvey F. Padden	Goodwill/Intangible	$2,000,000.00
Bios International Corporation	Tangible Property	$1,541,000.00
Bios International Corporation	Goodwill/Intangible Property	$13,119,000.00

Exhibit D

FINANCIAL STATEMENTS

See attached.

Exhibit E

OPINION OF COUNSEL TO MESA

See attached.

Exhibit F

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Bios International Corporation, a New Jersey corporation (“Seller”), for good and valuable consideration paid by Mesa Laboratories Inc., a Colorado corporation (“Buyer”), pursuant to an Asset Acquisition Agreement dated May 10, 2012 (the “Asset Acquisition Agreement”; all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to that term in the Asset Acquisition Agreement), effective as of the date hereof, hereby sells, conveys, transfers and assigns to Buyer and its successors and assigns all of Seller’s right, title and interests in, to and under all of the Purchased Assets.  This Bill of Sale is subject to, and is intended to effectuate, the terms of the Asset Acquisition Agreement.  This Bill of Sale is not intended to and does not supersede or expand the terms and conditions of the Asset Acquisition Agreement, which the parties agree remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date of the Asset Acquisition Agreement.

“SELLER”

BIOS INTERNATIONAL CORPORATION

By:

(printed)

Title:

Exhibit G

ASSIGNMENT AND ASSUMPTION AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that Bios International Corporation, a New Jersey corporation (“Seller”), in consideration of and pursuant to an Asset Acquisition Agreement dated May 10, 2012 by and between Seller and Mesa Laboratories, Inc., a Colorado corporation (“Buyer”), (the “Asset Acquisition Agreement”); (all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to that term in the Asset Acquisition Agreement), effective as of the date hereof, hereby assigns and transfers to Buyer all of Seller’s right, title and interest in, to and under the Assumed Liabilities. This Assignment and Assumption Agreement is subject to, and is intended to effectuate, the terms of the Asset Acquisition Agreement.  This Assignment and Assumption Agreement is not intended to and does not supersede or expand the terms and conditions of the Asset Acquisition Agreement, which the parties agree remains in full force and effect in accordance with its terms.

Buyer hereby accepts said assignment and hereby assumes and agrees to pay, observe and perform when due all of the Assumed Liabilities.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date of the Asset Acquisition Agreement.

“SELLER”

BIOS INTERNATIONAL CORPORATION

By:

(printed)

Title:

“BUYER”

MESA LABORATORIES, INC.

By:

(printed)

Title:

Exhibit H

OPINION OF COUNSEL TO BIOS

See attached.

Exhibit I

ASSIGNMENT OF ALL INTELLECTUAL PROPERTY ASSETS

TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT (this “Assignment”) effective the 15th day of May, 2012 is made and entered into by and between BIOS INTERNATIONAL CORPORATION, a New Jersey corporation with its principal place of business at 10 Park Place, 3rd Floor, Butler, NJ  07405 (“Assignor”) and MESA LABORATORIES, INC., a Colorado corporation with its principal place of business at 12100 West Sixth Avenue, Lakewood, CO 80228 ( “Assignee”) (each a “Party” and collectively, the “Parties”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement (defined below).

WITNESSETH:

WHEREAS, Assignor is the owner of the common law trademarks, U.S. trademark registrations and applications for registration listed on Schedule A attached hereto and the goodwill associated with the same (the “Trademarks”); and

WHEREAS, Assignor and Assignee entered into that certain Asset Acquisition Agreement dated as the date hereof (the “Acquisition Agreement”), pursuant to which Assignee agreed to purchase certain assets of the Assignor, including but not limited to the Trademarks.

NOW, THEREFORE, for the consideration set forth in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.  Assignor hereby assigns, transfers and sets over to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Trademarks and registrations thereof (including, without limitation, all proceeds thereof and the rights to sue for past, present and future infringements), the same to be held and enjoyed by Assignee for its own use and on behalf of its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor has this sale and assignment not been made.

2.             Recording of Assignment.  Assignor authorizes and requests the Commissioner of Patents and Trademarks in the United States to record Assignee as assignee and owner of the registered trademarks and applications for registrations set forth on Schedule A, for the sole use and enjoyment of Assignee, its successors and assigns.

3.             Further Assurances.  Assignor shall timely execute and deliver any additional documents and perform such additional acts necessary to record and perfect the interest of Assignee in and to the Trademarks, and shall not enter into any agreement in conflict with this Assignment.

4.             Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law rules of such state.

5.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each party has caused this Assignment to be executed by its duly authorized representatives.

ATTEST:	ASSIGNOR:

BIOS INTERNATIONAL CORPORATION

By:
Harvey F. Padden, Chief Executive Officer

ASSIGNEE:

MESA LABORATORIES, INC.

By:
John J. Sullivan
President and Chief Executive Officer

State of New Jersey
County of

Assignor Acknowledgment

I certify that before me appeared this day Harvey F. Padden, a person known to me, who after being sworn stated he is Chief Executive Officer of Bios International Corporation, a New Jersey corporation and is duly authorized to act on behalf of said corporation, and being informed of the contents thereof, acknowledged execution of the foregoing assignment on behalf of said corporation.

Witness my hand and official seal, this	day of May, 2012.

State of New Jersey
County of

Assignee Acknowledgment

I certify that before me appeared this day John J. Sullivan, a person known to me, who after being sworn stated he is President and Chief Executive Officer of Mesa Laboratories, Inc., a Colorado corporation and is duly authorized to act on behalf of said corporation, and being informed of the contents thereof, acknowledged execution of the foregoing assignment on behalf of said corporation.

Witness my hand and official seal, this	day of May, 2012.

SCHEDULE A

Common Law Marks

Tradename — Bios

Tradename — Bios International Corporation

Tradename — Bios International

Servicemark — “Bios Driving a Higher Standard in Flow Measurement”

Registered Marks

Mark	Country	Registration No.	Registration Date
DryCal	United States	2532110	January 22, 2002
BIOS INTERNATIONAL	United States	2588409	July 2, 2002

PATENT ASSIGNMENT

This PATENT ASSIGNMENT (this “Assignment”), effective the 15th day of May, 2012, is made and entered into by and between BIOS INTERNATIONAL CORPORATION, a New Jersey corporation with its principal place of business at 10 Park Place, 3rd Floor, Butler, NJ 07405 (“Assignor”), and MESA LABORATORIES, INC., a Colorado corporation with its principal place of business at 12100 West Sixth Avenue, Lakewood, CO 80228 (“Assignee”) (each a “Party” and collectively, the “Parties”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement (defined below).

WITNESSETH:

WHEREAS, Assignor is the owner of the patents and patent applications set forth on Schedule A hereto (the “Patents”); and

WHEREAS, Assignor and Assignee entered into that certain Asset Acquisition Agreement dated as the date hereof (the “Acquisition Agreement”), pursuant to which Assignee agreed to purchase certain assets of the Assignor, including but not limited to the Patents.

NOW, THEREFORE, for the consideration set forth in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.  Assignor hereby assigns to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Patents, international, national or regional phase applications claiming priority therefrom, divisions, reissues, substitutions, continuations, in whole or in part, re-examinations, and extensions thereof, all inventions disclosed therein, all rights therein provided by international treaties and conventions, and any patents, utility models, invention registrations or any other form of legal protection issuing therefrom, and the right to sue for past, present and future infringement thereof.

2.             Recording of Assignment.  Assignor authorizes and requests the Commissioner of Patents and Trademarks in the United States to record Assignee as assignee and owner of the Patents for the sole use and enjoyment of Assignee, its successors and assigns.

3.             Further Assurances.  Assignor shall timely execute and deliver any additional documents and perform such additional acts necessary to record and perfect the interest of Assignee in and to the Patents, and shall not enter into any agreement in conflict with this Assignment.

4.             Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law rules of such state.

5.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each party has caused this Assignment to be executed by its duly authorized representatives.

ATTEST:	ASSIGNOR:

BIOS INTERNATIONAL CORPORATION

By:
Harvey F. Padden, Chief Executive Officer

ASSIGNEE:

MESA LABORATORIES, INC.

By:
John J. Sullivan
President and Chief Executive Officer

State of New Jersey
County of

Assignor Acknowledgment

I certify that before me appeared this day Harvey F. Padden, a person known to me, who after being sworn stated he is Chief Executive Officer of Bios International Corporation, a New Jersey corporation and is duly authorized to act on behalf of said corporation, and being informed of the contents thereof, acknowledged execution of the foregoing assignment on behalf of said corporation.

Witness my hand and official seal, this                               day of May, 2012.

State of New Jersey
County of

Assignee Acknowledgment

I certify that before me appeared this day John J. Sullivan, a person known to me, who after being sworn stated he is President and Chief Executive Officer of Mesa Laboratories, Inc., a Colorado corporation and is duly authorized to act on behalf of said corporation, and being informed of the contents thereof, acknowledged execution of the foregoing assignment on behalf of said corporation.

Witness my hand and official seal, this                               day of May, 2012.

Schedule A

U.S. Application No./U.S. Patent No.

U.S. Patent No. 5,440,925 (Issued on August 15, 1995)

U.S. Patent No. 5,456,107 (issued October 10, 1995)

U.S. Patent No. 5,319,986 (issued June 14, 1994)

U.S. Patent Application No. 12/188,757 (application date August 8, 2008)

PATENT ASSIGNMENT

This PATENT ASSIGNMENT (this “Assignment”), effective the 15th day of May, 2012, is made and entered into by and between HARVEY F. PADDEN, an individual residing at 333 Las Olas, Apt. 2004, Fort Lauderdale, FL 33301 (“Assignor”), and MESA LABORATORIES, INC., a Colorado corporation with its principal place of business at 12100 West Sixth Avenue, Lakewood, CO 80228 (“Assignee”) (each a “Party” and collectively, the “Parties”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement (defined below).

WITNESSETH:

WHEREAS, Assignor is the owner of the patents and patent applications set forth on Schedule A hereto (the “Patents”); and

WHEREAS, Assignor is the majority shareholder of Bios International Corporation, a New Jersey corporation (“Bios”); and

WHEREAS, Bios entered into that certain Asset Acquisition Agreement dated as the date hereof (the “Acquisition Agreement”) by and among Bios, Assignee, Assignor and certain minority shareholders, pursuant to which Assignee agreed to purchase certain assets of Bios, including but not limited to the Intellectual Property used in and necessary to the Business; and

WHEREAS, the Patents are used in and necessary to the Business and Assignor has agreed to sell the Patents to Assignee as part of the sale of Bios’s assets.

NOW, THEREFORE, for the consideration set forth in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.  Assignor hereby assigns to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Patents, international, national or regional phase applications claiming priority therefrom, divisions, reissues, substitutions, continuations, in whole or in part, re-examinations, and extensions thereof, all inventions disclosed therein, all rights therein provided by international treaties and conventions, and any patents, utility models, invention registrations or any other form of legal protection issuing therefrom, and the right to sue for past, present and future infringement thereof.

2.             Representations and Warranties.  Assignor hereby represents and warrants to Assignee as follows:

(a)           This Assignment constitutes the legal, valid and binding obligation of Assignor, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)           Assignor owns good and transferable title to the Patents, free and clear of any liens, encumbrances and rights of others other than its license arrangement with Bios whereby Bios pays Assignor $200,000 per year in exchange for Bios’s use of the Patents.

(c)           Assignor has taken all necessary and commercially reasonable action and paid all fees and costs necessary to maintain the validity of the Patents.

(d)           Except for its license arrangement with Bios whereby Bios pays Assignor $200,000 per year in exchange for Bios’s use of the Patents, Assignor has not granted any license, agreement, or other permission to any third party with respect to any of the Patents.

(e)           The Patents are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

(f)            No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Assignor, is threatened which challenges the legality, validity, enforceability, use, or ownership of the Patents.

3.             Recording of Assignment.  Assignor authorizes and requests the Commissioner of Patents and Trademarks in the United States to record Assignee as assignee and owner of the Patents for the sole use and enjoyment of Assignee, its successors and assigns.

4.             Further Assurances.  Assignor shall timely execute and deliver any additional documents and perform such additional acts necessary to record and perfect the interest of Assignee in and to the Patents, and shall not enter into any agreement in conflict with this Assignment.

5.             Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law rules of such state.

6.             Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each party has caused this Assignment to be executed by its duly authorized representatives.

WITNESS:	ASSIGNOR:

HARVEY F. PADDEN

ASSIGNEE:

ATTEST:	MESA LABORATORIES, INC.

By:
John J. Sullivan
President and Chief Executive Officer

State of New Jersey
County of

Assignor Acknowledgment

I certify that Harvey F. Padden, a person known to me, appeared before me this day, and being informed of the contents thereof, acknowledged execution of the foregoing instrument.

Witness my hand and official seal, this                              day of May, 2012.

State of New Jersey
County of

Assignee Acknowledgment

I certify that before me appeared this day John J. Sullivan, a person known to me, who after being sworn stated he is President and Chief Executive Officer of Mesa Laboratories, Inc., a Colorado corporation and is duly authorized to act on behalf of said corporation, and being informed of the contents thereof, acknowledged execution of the foregoing assignment on behalf of said corporation.

Witness my hand and official seal, this                      day of May, 2012.

Schedule A

U.S. Application No./U.S. Patent No.

U.S. Patent No. 6,763,731 B1 (issued on July 20, 2004)

Exhibit J

NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

This Noncompetition, Nondisclosure and Nonsolicitation Agreement (the “Agreement”) is entered into on May 15, 2012 between Mesa Laboratories, Inc. (“Mesa”) and Harvey Padden (the “Majority Shareholder”), having a residence address at 333 Las Olas, Apt. 2004, Fort Lauderdale, FL 33301.

WHEREAS, Mesa, Bios International Corporation (“Bios”), and the Majority Shareholder are parties to an Asset Acquisition Agreement dated as of even date herewith (the “Acquisition Agreement”) whereby Mesa is acquiring (i) from Bios all of the assets used or held for use in connection with, necessary for or relating to the Business of Bios and (ii) from the Majority Shareholder the Majority Shareholder Patent (as defined in the Acquisition Agreement); and

WHEREAS, the Majority Shareholder has certain information concerning Bios, its operations, financial affairs, products, technology and other matters; and

WHEREAS, Mesa desires, and the Majority Shareholder is willing, that the Majority Shareholder agrees to not use or disclose certain information nor compete with Mesa following the Closing Date of the Acquisition Agreement (the “Closing”) in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the payment by Mesa to Bios for the Bios assets and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions.

“Confidential Information” means information disclosed to the Majority Shareholder or known by the Majority Shareholder as a result of his/her employment previously by Bios, not generally known in the trade industry, about Bios’ products, processes, machines, and services, including research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising and selling. The term Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of an unauthorized disclosure by the Majority Shareholder; or (ii) is or becomes available to Majority Shareholder on a nonconfidential basis from a third party who, to the best of Majority Shareholder’s knowledge, is not prohibited from disclosing such information to Majority Shareholder by a legal, contractual or fiduciary obligation to Mesa.

“Conflicting Product” means: (i) any flow measuring product, device, process, or machine of any person or organization other than Mesa in existence or under development with the primary purpose of verifying the gas flow calibration state of another device; or (ii) any flow metering device of any person or organization other than Mesa in existence or under development with an accuracy of two (2%) percent or better.

“Conflicting Organization” means any person or organization which is engaged in or about to become engaged in research on or development, production, marketing, or selling of a Conflicting Product.

2. Nondisclosure.

Effective as of the Closing and continuing for a period of five (5) years, the Majority Shareholder agrees that he will not, directly or indirectly, use, divulge, furnish or make accessible to anyone other than Mesa, its directors, officers and employees any Confidential Information without the prior written consent of Mesa.  Notwithstanding anything to the contrary above, Majority Shareholder may disclose any Confidential Information to the extent required by applicable law, regulation or legal process.

3. Noncompetition.

The Majority Shareholder agrees that he/she will not, for a period of five (5) years following the Closing, in any state in the United States or any other location throughout the world, agree to employment with, or otherwise to become engaged with (whether as an officer, director, stockholder, partner, employee, representative, consultant, or otherwise) a Conflicting Organization.  Notwithstanding the foregoing, (i) the Majority Shareholder may accept employment with a Conflicting Organization whose business is diversified and which is, as to that part of its business in which the Majority Shareholder accepts employment, not a Conflicting Organization, provided that, prior to the Majority Shareholder accepting such employment, Mesa shall receive separate written assurance satisfactory to Mesa from such Conflicting Organization and from the Majority Shareholder, that the Majority Shareholder will not render services, directly or indirectly, in connection with any Conflicting Product, and (ii) the Majority Shareholder may be the owner of not more than one (1%) percent of the outstanding capital stock of any entity whose shares are regularly traded on any national securities exchange or any over-the-counter market.

4. Nonsolicitation.

The Majority Shareholder agrees that he/she will not, for a period of five (5) years following the Closing, solicit, induce, or attempt to induce any employee of Mesa to leave the employ of, or otherwise cease their business relationship with, Mesa.

5. Remedies and Severability.

The Majority Shareholder acknowledges that a breach by him/her of the provisions of this Agreement will cause Mesa irreparable damage for which Mesa cannot reasonably or adequately be compensated in damages.  Mesa shall, therefore, be entitled, in addition to any other remedies available to it, to injunctive and/or other equitable relief to prevent a breach of such provisions, or any part thereof, and to insure enforcement of such provisions.  The consideration for the foregoing covenant not to compete is Mesa’s agreement to purchase the Bios assets and to pay the agreed to purchase price, and the Majority Shareholder acknowledges the adequacy of such consideration.  The parties covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, then the parties hereto agree to modify this Agreement to the extent necessary in order to make such provision or portion legally enforceable. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to the Majority Shareholder or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

6. Assignment.

This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its rights or obligations hereunder, except that (i) this Agreement shall be binding upon and enforceable by a successor corporation to Mesa in the event of a merger, exchange of stock, consolidation or sale of all or substantially all of the assets of Mesa, and (ii) this Agreement and all its rights and obligations hereunder may be assigned or transferred by Mesa in the event of the sale by Mesa of all or substantially all of the assets of the Bios Business acquired pursuant to the Acquisition Agreement.

7. Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.  This Agreement may be amended, terminated or suspended only by an agreement in writing between the Majority Shareholder and Mesa.

8. Applicable Law

This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

In witness whereof, the parties have caused this Agreement to be executed and delivered as of the day and year set forth above.

Majority Shareholder

Harvey Padden

Mesa Laboratories, Inc.

John Sullivan, President and CEO

Exhibit K

NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

This Noncompetition, Nondisclosure and Nonsolicitation Agreement (the “Agreement”) is entered into on May 10, 2012 between Mesa Laboratories, Inc. (“Mesa”) and Bradley Padden (the “Beneficiary”), having a residence address at                                                                                                   .

WHEREAS, Mesa, Bios International Corporation (“Bios”), and Harvey Padden are parties to an Asset Acquisition Agreement dated as of even date herewith (the “Acquisition Agreement”) whereby Mesa is acquiring (i) from Bios all of the assets used or held for use in connection with, necessary for or relating to the Business of Bios, and (ii) from the Majority Shareholder (as defined in the Acquisition Agreement) the Majority Shareholder Patent (as defined in the Acquisition Agreement); and

WHEREAS, the Bradley Padden 2006 Irrevocable Trust (the “Trust”), in which the Beneficiary is the named beneficial owner, is a minority shareholder in Bios; and

WHEREAS, the Beneficiary is a former employee and manager of Bios; and

WHEREAS, the Beneficiary has certain information concerning Bios, its operations, financial affairs, products, technology and other matters; and

WHEREAS, Mesa desires, and the Beneficiary is willing, that the Beneficiary agrees to not use or disclose certain information nor compete with Mesa following the Closing Date of the Acquisition Agreement (the “Closing”), in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the payment by Mesa to Bios for the Bios assets and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions.

“Confidential Information” means information disclosed to the Beneficiary or known by the Beneficiary as a result of his/her employment previously by Bios, not generally known in the trade industry, about Bios’ products, processes, machines, and services, including research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising and selling. The term Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of an unauthorized disclosure by the Beneficiary; or (ii) is or becomes available to Beneficiary on a nonconfidential basis from a third party who, to the best of Beneficiary’s knowledge, is not prohibited from disclosing such information to Beneficiary by a legal, contractual or fiduciary obligation to Mesa.

“Conflicting Product” means any flow measuring product, device, process, or machine of any person or organization other than Mesa in existence or under development with the primary purpose of verifying the gas flow calibration state of another device.

“Conflicting Organization” means any person or organization which is engaged in or about to become engaged in research on or development, production, marketing, or selling of a Conflicting Product.

2. Nondisclosure.

Effective as of the Closing and continuing for a period of five (5) years, the Beneficiary agrees that he will not, directly or indirectly, use, divulge, furnish or make accessible to anyone other than Mesa, its directors, officers and employees any Confidential Information without the prior written consent of Mesa.  Notwithstanding anything to the contrary above, Beneficiary may disclose any Confidential Information to the extent required by applicable law, regulation or legal process.

3. Noncompetition.

The Beneficiary agrees that he/she will not, for a period of five (5) years following the Closing, in any state in the United States or any other location throughout the world, agree to employment with, or otherwise to become engaged with (whether as an officer, director, stockholder, partner, employee, representative, consultant, or otherwise) a Conflicting Organization.  Notwithstanding the foregoing, (i) the Beneficiary may accept employment with a Conflicting Organization whose business is diversified and which is, as to that part of its business in which the Beneficiary accepts employment, not a Conflicting Organization, provided that, prior to the Beneficiary accepting such employment, Mesa shall receive separate written assurance satisfactory to Mesa from such Conflicting Organization and from the Beneficiary, that the Beneficiary will not render services, directly or indirectly, in connection with any Conflicting Product, and (ii) the Beneficiary may be the owner of not more than one (1%) percent of the outstanding capital stock of any entity whose shares are regularly traded on any national securities exchange or any over-the-counter market.

4. Nonsolicitation.

The Beneficiary agrees that he/she will not, for a period of five (5) years following the Closing, solicit, induce, or attempt to induce any employee of Mesa to leave the employ of, or otherwise cease their business relationship with, Mesa.

5. Remedies and Severability.

The Beneficiary acknowledges that a breach by him/her of the provisions of this Agreement will cause Mesa irreparable damage for which Mesa cannot reasonably or adequately be compensated in damages.  Mesa shall, therefore, be entitled, in addition to any other remedies available to it, to injunctive and/or other equitable relief to prevent a breach of such provisions, or any part thereof, and to insure enforcement of such provisions.  The consideration for the foregoing covenant not to compete is Mesa’s agreement to purchase the Bios assets and to pay the agreed to purchase price, and the Beneficiary acknowledges the adequacy of such consideration.  The parties covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, then the parties hereto agree to modify this Agreement to the extent necessary in order to make such provision or portion legally enforceable. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to the Beneficiary or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

6. Assignment.

This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its rights or obligations hereunder, except that (i) this Agreement shall be binding upon and enforceable by a successor corporation to Mesa in the event of a merger, exchange of stock, consolidation or sale of all or substantially all of the assets of Mesa, and (ii) this Agreement and all its rights and obligations hereunder may be assigned or transferred by Mesa in the event of the sale by Mesa of all or substantially all of the assets of the Bios Business acquired pursuant to the Acquisition Agreement.

7. Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.  This Agreement may be amended, terminated or suspended only by an agreement in writing between the Beneficiary and Mesa.

8. Applicable Law

This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

In witness whereof, the parties have caused this Agreement to be executed and delivered as of the day and year set forth above.

Beneficiary

Bradley Padden

Mesa Laboratories, Inc.

John Sullivan, President and CEO

Exhibit L

NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

This Noncompetition, Nondisclosure and Nonsolicitation Agreement (the “Agreement”) is entered into on May 10, 2012 between Mesa Laboratories, Inc. (“Mesa”) and Adina Padden (the “Beneficiary”), having a residence address at                                                                                                   .

WHEREAS, Mesa, Bios International Corporation (“Bios”), and Harvey Padden are parties to an Asset Acquisition Agreement dated as of even date herewith (the “Acquisition Agreement”) whereby Mesa is acquiring (i) from Bios all of the assets used or held for use in connection with, necessary for or relating to the Business of Bios, and (ii) from the Majority Shareholder (as defined in the Acquisition Agreement) the Majority Shareholder Patent (as defined in the Acquisition Agreement); and

WHEREAS, the Adina Padden 2006 Irrevocable Trust (the “Trust”), in which the Beneficiary is the named beneficial owner, is a minority shareholder in Bios; and

WHEREAS, the Beneficiary is a former employee and manager of Bios; and

WHEREAS, the Beneficiary has certain information concerning Bios, its operations, financial affairs, products, technology and other matters; and

WHEREAS, Mesa desires, and the Beneficiary is willing, that the Beneficiary agrees to not use or disclose certain information nor compete with Mesa following the Closing Date of the Acquisition Agreement (the “Closing”), in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the payment by Mesa to Bios for the Bios assets and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions.

“Confidential Information” means information disclosed to the Beneficiary or known by the Beneficiary as a result of his/her employment previously by Bios, not generally known in the trade industry, about Bios’ products, processes, machines, and services, including research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising and selling. The term Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of an unauthorized disclosure by the Beneficiary; or (ii) is or becomes available to Beneficiary on a nonconfidential basis from a third party who, to the best of Beneficiary’s knowledge, is not prohibited from disclosing such information to Beneficiary by a legal, contractual or fiduciary obligation to Mesa.

“Conflicting Product” means: (i) any flow measuring product, device, process, or machine of any person or organization other than Mesa in existence or under development with the primary purpose of verifying the gas flow calibration state of another device; or (ii) any flow metering device of any person or organization other than Mesa in existence or under development with an accuracy of two (2%) percent or better.

“Conflicting Organization” means any person or organization which is engaged in or about to become engaged in research on or development, production, marketing, or selling of a Conflicting Product.

2. Nondisclosure.

Effective as of the Closing and continuing for a period of five (5) years, the Beneficiary agrees that he will not, directly or indirectly, use, divulge, furnish or make accessible to anyone other than Mesa, its directors, officers and employees any Confidential Information without the prior written consent of Mesa.  Notwithstanding anything to the contrary above, Beneficiary may disclose any Confidential Information to the extent required by applicable law, regulation or legal process.

3. Noncompetition.

The Beneficiary agrees that he/she will not, for a period of five (5) years following the Closing, in any state in the United States or any other location throughout the world, agree to employment with, or otherwise to become engaged with (whether as an officer, director, stockholder, partner, employee, representative, consultant, or otherwise) a Conflicting Organization.  Notwithstanding the foregoing, (i) the Beneficiary may accept employment with a Conflicting Organization whose business is diversified and which is, as to that part of its business in which the Beneficiary accepts employment, not a Conflicting Organization, provided that, prior to the Beneficiary accepting such employment, Mesa shall receive separate written assurance satisfactory to Mesa from such Conflicting Organization and from the Beneficiary, that the Beneficiary will not render services, directly or indirectly, in connection with any Conflicting Product, and (ii) the Beneficiary may be the owner of not more than one (1%) percent of the outstanding capital stock of any entity whose shares are regularly traded on any national securities exchange or any over-the-counter market.

4. Nonsolicitation.

The Beneficiary agrees that he/she will not, for a period of five (5) years following the Closing, solicit, induce, or attempt to induce any employee of Mesa to leave the employ of, or otherwise cease their business relationship with, Mesa.

5. Remedies and Severability.

The Beneficiary acknowledges that a breach by him/her of the provisions of this Agreement will cause Mesa irreparable damage for which Mesa cannot reasonably or adequately be compensated in damages.  Mesa shall, therefore, be entitled, in addition to any other remedies available to it, to injunctive and/or other equitable relief to prevent a breach of such provisions, or any part thereof, and to insure enforcement of such provisions.  The consideration for the foregoing covenant not to compete is Mesa’s agreement to purchase the Bios assets and to pay the agreed to purchase price, and the Beneficiary acknowledges the adequacy of such consideration.  The parties covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, then the parties hereto agree to modify this Agreement to the extent necessary in order to make such provision or portion legally enforceable. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to the Beneficiary or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

6. Assignment.

This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its rights or obligations hereunder, except that (i) this Agreement shall be binding upon and enforceable by a successor corporation to Mesa in the event of a merger, exchange of stock, consolidation or sale of all or substantially all of the assets of Mesa, and (ii) this Agreement and all its rights and obligations hereunder may be assigned or transferred by Mesa in the event of the sale by Mesa of all or substantially all of the assets of the Bios Business acquired pursuant to the Acquisition Agreement.

7. Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.  This Agreement may be amended, terminated or suspended only by an agreement in writing between the Beneficiary and Mesa.

8. Applicable Law

This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

In witness whereof, the parties have caused this Agreement to be executed and delivered as of the day and year set forth above.

Beneficiary

Adina Padden

Mesa Laboratories, Inc.

John Sullivan, President and CEO

Exhibit M

TAX ESCROW AGREEMENT

THIS TAX ESCROW AGREEMENT (the “Escrow Agreement”) is dated as of May 15, 2012 by and among MESA LABORATORIES, INC., a Colorado corporation (the “Buyer”), with an office located at 12100 West Sixth Avenue, Lakewood, Colorado 80228, BIOS INTERNATIONAL CORPORATION, a New Jersey corporation (“Seller”), with an address at c/o Harvey Padden, 333 Las Olas, Apt. 2004, Fort Lauderdale, Florida 33301, and ANDREW N. BERNSTEIN, P.C., having an address of 8101 East Prentice Avenue, Suite 890, Greenwood Village, Colorado 80111 (the “Escrow Agent”).

RECITALS:

A.                                    Pursuant to that certain Asset Acquisition Agreement dated as of May 15, 2012 by and among Buyer, Seller, Harvey Padden, the Bradley Padden 2006 Irrevocable Trust and the Adina Padden 2006 Irrevocable Trust (the “Purchase Agreement”), Seller has agreed to sell, and Buyer has agreed to purchase certain assets (the “Assets”) relating to the Business (as such term is defined in the Purchase Agreement).

B.                                    The closing with respect to the transaction contemplated by the Purchase Agreement (the “Closing”) is occurring contemporaneously with the execution and delivery of this Escrow Agreement.

C.                                    In connection with the transfer of the Assets at the Closing, the Bulk Sales Section of the New Jersey Division of Taxation (the “Division of Taxation”) is requiring an escrow to be established and held by the Escrow Agent pending the receipt of a tax clearance letter from the Division of Taxation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

1.                                      Appointment of the Escrow Agent.  Seller and Buyer hereby appoint the Escrow Agent to act as escrow agent with respect to the Escrow Fund (as hereinafter defined).  The Escrow Agent hereby accepts its appointment and agrees to serve as escrow agent in accordance with the terms of this Escrow Agreement.

2.                                      Establishment of Escrow Fund.  Concurrently herewith, Seller is directing Buyer to deliver to the Escrow Agent via wire transfer the sum of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the “Escrow Fund”) from the closing proceeds.  The Escrow Agent shall hold the Escrow Fund in escrow in a segregated, non-interest-bearing attorney trust account and shall release the same only in accordance with the terms of this Escrow Agreement.

3.                                      Release of Escrow Fund — Tax Clearance Letter.

(a)                                 Promptly upon receipt by Seller or Buyer of the Tax Clearance Letter (as hereinafter defined), such party shall deliver a copy of the same to the other party and the Escrow

Agent.  As used herein, the term “Tax Clearance Letter” means a letter from the Division of Taxation confirming that the Escrow Fund may be released.

(b)                                 Upon receipt of a copy of the Tax Clearance Letter, the Escrow Agent shall immediately release the entire remaining Escrow Fund from escrow and pay and deliver the same to Seller.

4.                                      Release of Escrow Fund — Tax Deficiencies.

(a)                                 Promptly upon receipt by Seller or Buyer of a Tax Deficiency Notice (as hereinafter defined), such party shall deliver a copy of same to the other party and the Escrow Agent.  As used herein, the term “Tax Deficiency Notice” means a written notice or demand from the Division of Taxation identifying tax deficiencies (the “Tax Deficiencies”), including tax returns, if any, required to be filed, asserted against Seller by the Division of Taxation.

(b)                                 In the event that Seller or Buyer receives a Tax Deficiency Notice, Seller shall remit instructions to the Escrow Agent to release the deficiency amount directly to the Division of Taxation (in the form of a check payable to the Division of Taxation) on behalf of Seller, or if tax returns are required to be filed with the check, Seller shall remit promptly the executed tax returns to the Escrow Agent with a postage prepaid envelope addressed to the Division of Taxation so that Escrow Agent may attach the check to the executed return and file with the Division of Taxation.  In either case, the Escrow Agent shall copy Seller and Buyer with such transmittal and a copy of the check.

5.                                      Concerning the Escrow Agent.

(a)                                 The duties of the Escrow Agent are limited to those specifically provided for herein and are purely ministerial in nature.  The Escrow Agent shall incur no liability hereunder or otherwise except for its own gross negligence or willful misconduct, and Seller and Buyer hereby release the Escrow Agent from any such liability for any action taken by it hereunder or for any failure or refusal to act hereunder or for any other matter.  Unless the Escrow Agent shall have been guilty of gross negligence or willful misconduct, Seller and Buyer hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any liability, and shall promptly pay or reimburse the Escrow Agent for its fees and for all costs and expenses incurred by it in connection with its performance under this Escrow Agreement.  Except as provided in the immediately preceding sentence, neither Seller nor Buyer shall have any obligation to pay any fee or other compensation to the Escrow Agent for acting hereunder.

(b)                                 The Escrow Agent shall not be bound in any way by any agreement or contract between Seller and/or Buyer, whether or not it has knowledge thereof, and the Escrow Agent’s only duties and responsibilities shall be to hold and release the Escrow Fund in accordance with the terms of this Escrow Agreement.  Without limiting the generality of the foregoing, the Escrow Agent shall have no responsibility to protect the Escrow Fund and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Escrow Fund or for any diminution in value of the Escrow Fund for any cause.  The Escrow Agent may, at the expense of Seller and Buyer, consult with counsel and accountants in connection with its duties under this

Escrow Agreement, and the Escrow Agent shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel and accountants.  The Escrow Agent shall not be obligated to take any action hereunder which may, in its reasonable judgment, involve it in any liability unless the Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to the Escrow Agent.

(c)                                  The Escrow Agent is acting as a stakeholder only with respect to the Escrow Fund.  The Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Escrow Agreement and believed by it to be authentic.  In the event of any dispute under this Agreement, the Escrow Agent shall have no obligation to disburse the Escrow Fund to any party, and shall continue to hold the Escrow Fund in accordance with the terms of this Agreement, until the Escrow Agent shall have received an authorization in writing, signed by all parties having an interest in the dispute, directing the disposition of the Escrow Fund.  If such written authorization is not received by the Escrow Agent within thirty (30) days after such dispute arises, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Escrow Fund with a court of the State of New Jersey pending a resolution of such dispute, and the Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including without limitation reasonable attorney fees and disbursements, by the party determined not to be entitled to the Escrow Fund.  Upon making the delivery of the Escrow Fund in the manner provided in this Escrow Agreement, the Escrow Agent shall have no further liability hereunder.  In no event shall the Escrow Agent be under any duty to institute, defend or participate in any proceeding which may arise between Seller and/or Buyer in connection with this Agreement.

(d)                                 The Escrow Agent may resign at any time by giving ten (10) days’ prior written notice of resignation to the other parties hereto, such resignation to be effective on the date specified in such notice.  In case the office of Escrow Agent shall become vacant for any reason, Seller may appoint a bank or trust company as successor Escrow Agent, whereupon such successor Escrow Agent shall succeed to all rights and obligations of the retiring Escrow Agent as if originally named hereunder, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the Escrow Fund held by the retiring Escrow Agent hereunder.

(e)                                  Seller acknowledges that the Escrow Agent has represented Buyer in the past and currently represents Buyer in connection with the purchase of the Assets pursuant to the Purchase Agreement.  Seller further acknowledges and agrees that, in the event of any dispute concerning this Escrow Agreement or the transactions contemplated hereby, the Escrow Agent shall be free to represent Buyer in such dispute, whether or not the Escrow Agent continues to hold the Escrow Fund pursuant to this Escrow Agreement.

6.                                      Termination.  This Escrow Agreement shall automatically terminate and be of no further force and effect upon the complete disbursement of the Escrow Fund in accordance with the terms of this Escrow Agreement.

7.                                      Notices.  All notices required to be given hereunder shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service or by personal delivery, to the parties whom the notice is addressed, at the addresses stated above with a copy to Seller’s attorneys, Marcus, Brody, Ford, Kessler & Sahner, L.L.C., 5 Becker Farm Road, Roseland, New Jersey 07068, Attention: Ira B Marcus, Esq., and to the Buyer’s attorneys, Andrew N. Bernstein, P.C., 8101 East Prentice Ave., Suite 890, Greenwood Village, Colorado 80111, Attention: Andrew N. Bernstein, Esq.

8.                                      Closing.  This Agreement shall survive the Closing of the purchase and sale of the Assets.

9.                                      Miscellaneous.

(a)                                 This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(b)                                 This Escrow Agreement may be signed in any number of counterparts, all of which, when taken together, shall constitute but one and the same instrument.

(c)                                  This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(d)                                 This Escrow Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  This Escrow Agreement may not be modified or amended except in a writing signed by all parties hereto.

(e)                                  The parties hereby acknowledge that each party and its counsel have reviewed this Escrow Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Escrow Agreement or any amendments, exhibits or schedules hereto.

(f)                                   In the event that any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination shall not render this Escrow Agreement invalid or unenforceable and the remaining provisions hereof shall continue in full force and effect and unaffected thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth on the first page hereof.

BUYER:
MESA LABORATORIES, INC.

By:
John J. Sullivan, President and
Chief Executive Officer

SELLER:
BIOS INTERNATIONAL CORPORATION

By:
Harvey Padden, Chief Executive Officer

ESCROW AGENT:
ANDREW N. BERNSTEIN, P.C.

By:
Andrew N. Bernstein, President

Exhibit N

Assignment and Assumption of Lease

THIS ASSIGNMENT AND ASSUMPTION OF LEASE, entered into as of the 15th day of May, 2012, by and between BIOS INTERNATIONAL CORPORATION, a New Jersey corporation (the “Assignor”) and MESA LABORATORIES, INC., a Colorado corporation (the “Assignee”).

WITNESSETH:

WHEREAS, Assignor is the tenant under that certain Lease dated November 16, 1999 and commencing January 1, 2000 between Computer Control Corporation (“Landlord”) and Assignor, as successor by Assignment of Lease with Consent of Landlord from Computer Control Corporation dated January 1, 2006, for certain premises located at 10 Park Place, 3rd Floor, Butler, New Jersey  07405, as extended (the “Lease”).  Capitalized terms defined in the Acquisition Agreement and not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement; and

WHEREAS, Assignor and Assignee entered into that certain Asset Acquisition Agreement dated as of the date hereof, among Assignor, Assignee and the shareholders of Assignor (the “Acquisition Agreement”), whereby Assignor has agreed to sell, transfer, convey, assign and deliver the Purchased Assets to Assignee and Assignee has agreed to purchase, acquire and accept delivery of the Purchased Assets; and

WHEREAS, in connection with its sale of the Purchased Assets under the Acquisition Agreement, Assignor has agreed to transfer and assign to Assignee all of Assignor’s right, title, interest and obligations in, to and under the Lease; and

WHEREAS, in connection with the purchase of Purchased Assets under the Acquisition Agreement, Assignee has agreed to accept the Lease from Assignor and to undertake all of the Assignor’s rights and obligations under the Lease, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Recitals.  The foregoing recitals are hereby incorporated in the body of this Assignment as if fully rewritten and restated herein.

2.             Assignment of Lease.  Assignor hereby transfers, assigns and delivers to Assignee all of Assignor’s right, title, interest and obligations in, to and under the Lease accruing on and after the date hereof (the “Closing”), including, without limitation, all of the rights, duties and obligations conferred upon the Assignor by the Lease.  A true and complete copy of the Lease is attached to this Assignment as Exhibit “A”.

3.             Assumption of Obligations.  Assignee hereby accepts the assignment of the Lease and the rents due thereunder, subject to the terms and conditions hereof, and from and after the date hereof, Assignee hereby assumes and shall be responsible for and shall perform all of those obligations imposed on the lessor under the Lease, which obligations first arise or accrue from and after the date of the Closing.

4.             Assignee’s Indemnification.  Assignee hereby indemnifies, protects, defends and holds Assignor and Assignor’s shareholders, officers, directors and their respective successors and assigns, harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), both known or unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on the Assignee or the lessor under the Lease, which obligations accrue from and after the date of the Closing.

5.             Assignor’s Indemnification.  Assignor hereby indemnifies, protects, defends and holds Assignee and Assignee’s members, managers, officers and their respective successors and assigns, harmless from any and all Losses, both known and unknown, present and future, at law or in equity and arising out of, by virtue of, or related in any way to, the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on the Assignor or the lessor under the Lease, which obligations accrued on or prior to the date of the Closing.

6.             Representations.  Assignor represents to Assignee that: (a) the Lease is in full force and effect and, except as otherwise indicated herein, has not been modified, supplemented or amended; (b) the Lease represents the entire agreement between Assignor and Landlord as to the premises; (c) all obligations and conditions under the Lease to be performed to date by Assignor have been satisfied in all material respects; and (d) there exists no default of which Assignor has received notice from Landlord in any of the conditions, covenants or other provisions of the Lease to be kept and performed by Assignor as of the date hereof and no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Assignor under the Lease.

7.             Counterparts.  This Assignment may be executed in one or more identical counterparts, all of which, when taken together, shall constitute one and the same instrument.

8.             Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.

9.             Partial Invalidity.  The provisions hereof shall be deemed independent and severable, and the invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first above written.

ASSIGNEE:

MESA LABORATORIES, INC.

By:
John J. Sullivan,
President and Chief Executive Officer

ASSIGNOR:

BIOS INTERNATIONAL CORPORATION

By:
Harvey F. Padden,
Chief Executive Officer

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

LEASE

See attached.

EXHIBIT O

Transition Services Agreement

This Transition Services Agreement (this “Agreement”), effective the 15th day of May, 2012, is made and entered into by and between BIOS INTERNATIONAL CORPORATION, a New Jersey corporation with its principal place of business at 10 Park Place, 3rd Floor, Butler, NJ  07405 (“Seller”), and MESA LABORATORIES, INC., a Colorado corporation with its principal place of business at 12100 West Sixth Avenue, Lakewood, CO  80228 (“Buyer”) (each a “Party” and collectively, the “Parties”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement (defined below).

Recitals

WHEREAS, Seller and Buyer have entered into that certain Asset Acquisition Agreement dated as of the date hereof, among Seller, Buyer and the shareholders of Seller (the “Acquisition Agreement”), whereby Seller has agreed to sell, transfer, convey, assign and deliver the Purchased Assets to Buyer and Buyer has agreed to purchase, acquire and accept delivery of the Purchased Assets; and

WHEREAS, Buyer desires to obtain the use of certain services of the Seller for the purposes of enabling Buyer to manage an orderly transition in its operation of the Business.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Provision of Services. During the period of time commencing on the Effective Date and ending June 1, 2012 (the “Transition Termination Date”), Seller shall: (a) cooperate with Buyer and assist in the orderly transfer of the Purchased Assets and transition of the Business to Buyer, and (b) provide the services described herein (collectively, the “Services”).

(a) Business Training Services.  Seller shall provide the Buyer, on a full-time basis, training on Seller’s past business processes and practices, in order to transfer the know-how of the Business to the Buyer (the “Business Training”).  Such Business Training shall cover the following topics:

(i)  Finance and accounting processes and procedures;

(ii)  Enterprise Resource Planning (ERP) systems;

(iii)  accounts payable processes and procedures;

(iv)  administrative support, including order entry, invoicing, credit, collections, order entry, and returns; and

(v)  such other topics as may be reasonably requested by Buyer.

(b) Asset Transfer Services.  After the Effective Date, Seller shall provide Buyer with the following services associated with the transfer of the Purchased Assets to the Buyer (the “Transfer Services”):

(i)  Duplicating, backing up, and otherwise preparing replicate copies of certain records of the Business, as requested by Buyer and with the consent of Seller; and

(ii)  segregating the assets of the Business into Purchased Assets, which are being purchased pursuant to the Acquisition Agreement and transferred to the Buyer, and other assets which remain with the Seller.

2.  Fees.  On or before June 10, 2012, Seller will invoice Buyer for the cost of retaining those employees set forth in Section 5 hereof for the Term (as hereinafter defined) (the “Services Fee”), including, without limitation, the salary of such employees for the Term and the employee benefit cost and all applicable taxes for the Term.  Buyer shall pay the Services Fee within five (5) business days of the receipt of such invoice.

3.  Standard for Service; Limitation of Liability.  The parties agree that the quality of Services provided hereunder to Buyer shall be substantially the same as the quality of Services previously rendered in relation to the Business by Seller prior to the Effective Date; provided, however, that Seller shall not have any liability to Buyer in connection with such performance except to the extent caused by the gross negligence or willful misconduct of Seller.  IN NO EVENT SHALL SELLER BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.  IN ALL EVENTS, THE LIABILITY OF SELLER UNDER THIS AGREEMENT, HOWEVER ARISING, SHALL BE LIMITED TO THE SERVICES FEE.

4.  Term.  The term of this Agreement shall commence as of the Effective Date and shall continue thereafter June 1, 2012 (the “Term”).  At the end of the Term, this Agreement shall terminate automatically without any requirement of notice or any further action required from either party hereto.

5.  Individuals Providing Services.  Seller shall continue the employment of Janet Spetz and Shauna Neely to provide the Services.  Seller shall not be required to provide the services of any other person to provide the Services.

6.  Notices.  All notices, Consents, waivers, and other communications required or permitted by this Agreement shall be in writing, delivered via facsimile or recognized overnight courier service, to the attention of the person designated below (or to such other address, facsimile number, or person as a party may designate by notice to the other party).

If to Buyer:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228
Attn: John J. Sullivan
President and CEO
Telephone: 303-987-8000
Facsimile: 303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
8101 East Prentice Avenue
Suite 890
Greenwood Village, CO 80111
Attn: Andrew N. Bernstein, Esq.
Telephone: 303-770-7131
Facsimile: 303-770-7332

If to Seller	Harvey Padden
333 Las Olas
Apt. 2004
Fort Lauderdale, FL 33301
Telephone: (862) 579-5397

With a copy to:	Marcus, Brody, Ford, & Kessler, L.L.C.
5 Becker Farm Road
Roseland, NJ 07068
Attn: Ira B Marcus, Esq.
Telephone: 973-232-0603
Facsimile: 973-994-2767

ADDITIONAL COVENANTS

Cooperation.  Each party hereto shall cause its employees and agents to reasonably cooperate with employees and agents of the other to the extent required for effective delivery of the Services.  In addition, each party shall name a point of contact who shall be responsible for the day to day implementation of this Agreement, including attempted resolution of any issues that may arise during the performance of a party’s obligations hereunder.

Independent Contractors.  Seller, its agents, subcontractors, employees, and those under its control shall perform all activities under this Agreement as independent contractors and shall not be deemed to be employees or agents of Buyer for any purpose whatsoever.  No act or order of Buyer relating to this Agreement shall be deemed to be the exercise of supervision or control of the performance of Services under this Agreement.  Each party hereto shall at all times be responsible for its acts or omissions and those of its employees, subcontractors, and those under its control.  Neither this Agreement nor any terms and conditions contained herein may be construed as creating or constituting a strategic alliance, partnership, or joint venture between the parties.

Successors and Assigns.  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other party.

Force Majeure.  Neither Buyer nor Seller shall be considered to be in breach of its obligations hereunder if it shall fail to fulfill the same for reasons arising wholly or principally from acts of God, war, riot, civil commotion, tempest, flood, fire, strike, lock-out, or any other circumstances beyond its control.  To the extent that a delay is caused by some event beyond the control of the party which would, but for the provisions of this section, be in default of its obligations, then the time for performance of an obligation of this Agreement shall be extended by the amount of the delay.

Entire Agreement; Amendments.  This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the parties.

Severability.  In the event that any of the provisions, terms and conditions of the Agreement may prove to be or become invalid, illegal or unenforceable in any respect, and provided that the material interests of the parties are not affected, the valid terms and conditions hereof shall not in any way be affected or impaired.  In such event, the parties hereto shall, as far as legally feasible, agree on a new provision, term and/or condition reflecting an economically comparable effect.

Non-Waiver.  No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by a duly authorized representative of the party claimed to have waived or consented.

Governing Law.  This Agreement will be governed by and construed under the laws of the State of Colorado, without regard to conflicts of laws principles thereof.

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MESA LABORATORIES, INC.		BIOS INTERNATIONAL CORPORATION

By:		By:
	John J. Sullivan		Harvey Padden
	President and		Chief Executive Officer
Chief Executive Officer

Date:		Date: